                                                                    EXHIBIT 4.14





                     BOWATER INCORPORATED/CAROLINA DIVISION
                         HOURLY EMPLOYEES' SAVINGS PLAN

                           Effective January 1, 1985

                       As Amended and Restated Effective

                                January 1, 1989
           (Incorporating Amendments made through December 15, 1994)

                BOWATER CAROLINA HOURLY EMPLOYEES' SAVINGS PLAN
                          (Effective January 1, 1985)

               As Amended and Restated Effective January 1, 1989
           (Incorporating Amendments made through December 15, 1994)


                                    PREAMBLE

Establishment of Plan

         The Bowater Carolina Hourly Employees' Savings Plan is established effective January 1, 1985 for the benefit of eligible hourly Employees of the Company, and of such of its subsidiaries as might adopt the Plan. The plan is established and maintained pursuant to collective bargaining agreements between Bowater Incorporated Carolina Division and the United Paperworkers' International Union and with its Locals 925 and 1924.

 Amendment and Restatement of Plan

         Effective January 1, 1989, the Plan is amended and restated to bring its provisions into conformance with the Tax Reform Act of 1986, accommodate certain provisions of the July 1, 1994 Master trust Agreement between Bowater Incorporated and Fidelity Management Trust Company, and to conform the language of the Plan to administrative practice.

Objective of Plan

         The objective of the Plan is to enhance the existing benefit programs of the Company with respect to eligible Employees and to encourage such Employees to further their own financial independence. The Plan is designed to provide a systematic method of savings through regular contributions by eligible Employees. Employee contributions will be supplemented by Employer contributions. All funds contributed will be held in trust, as described hereinafter, and invested to achieve the objective of the Plan. The Plan and the Trust forming a part thereof are intended to meet the requirements of Sections 41, 401(a), 401(k), 409 and 501(a) of the Internal Revenue Code of 1954, as amended from time to time (hereinafter the "Code"), and the provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time.

                BOWATER CAROLINA HOURLY EMPLOYEES' SAVINGS PLAN

                          (Effective January 1, 1985)
                       As Amended and Restated Effective
                                January 1, 1989
           (Incorporating Amendments made through December 15, 1994)


                               TABLE OF CONTENTS


ARTICLE 1:  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

         1.01    ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.02    ACTIVE PARTICIPANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.03    AFFILIATED COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.04    BASIC EMPLOYEE CONTRIBUTION ACCOUNTS (TAX-DEFERRED AND NON TAX-DEFERRED) . . . . . . . . . . . . . .  1
         1.05    BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.06    BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.07    CODE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.08    COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.09    COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.10    CURRENT OR ACCUMULATED PROFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.11    DISABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.12    EARNINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.13    EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.14    EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.15    EMPLOYEE STOCK OWNERSHIP ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.16    EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.17    EMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.18    ENROLLMENT DATE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.19    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.20    FIDUCIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.21    FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.22    HOUR OF SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.23    INITIAL COMPANY CONTRIBUTION ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.24    INVESTMENT FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.25    MATCHING COMPANY CONTRIBUTION ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.26    PARTICIPANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.27    PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.28    PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.29    PLAN ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.30    PLAN TO PLAN TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.31    PLAN TO PLAN TRANSFER ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.32    PLAN YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.33    RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.34    SEVERANCE FROM SERVICE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.35    SHARE OF COMPANY STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         1.36    SPECIFIED HARDSHIP WITHDRAWAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         1.37    SPOUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         1.38    SUPPLEMENTAL NON TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT  . . . . . . . . . . . . . . . . . . . .  6

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
         1.39    SUPPLEMENTAL TAX-DEFERRED EMPLOYEE CONTRIBUTION
                 ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.40    TRUST AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.41    TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.42    TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.43    VALUATION DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.44    VESTED VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.45    YEAR OF BREAK IN SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.46    YEAR OF SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 2:  ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

         2.01    ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.02    PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.03    CESSATION OF ACTIVE PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.04    EFFECT OF REEMPLOYMENT ON PLAN ENTRY OR REENTRY  . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.05    PRIOR EMPLOYMENT WITH AN AFFILIATED COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE 3:  PARTICIPANT CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

         3.01    BASIC TAX-DEFERRED EMPLOYEE CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.02    SUPPLEMENTAL TAX-DEFERRED EMPLOYEE CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.03    NON TAX-DEFERRED EMPLOYEE CONTRIBUTIONS (BASIC AND SUPPLEMENTAL) . . . . . . . . . . . . . . . . .   11
         3.04    MODE OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.05    LIMITATION ON CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.06    CHANGE IN AMOUNT OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.07    VOLUNTARY SUSPENSION OF PARTICIPANT CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.08    PLAN TO PLAN TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.09    EMPLOYMENT WITH AFFILIATED COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.10    ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE 4:  EMPLOYER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

         4.01    MATCHING CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.02    INITIAL COMPANY CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.03    PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . .   18
         4.04    MODE OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.05    FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.06    RETURN OF CERTAIN CONTRIBUTIONS TO EMPLOYER  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.07    STATUTORY LIMITATION ON ADDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.08    COMBINED PLANS LIMITATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE 5:  INVESTMENT OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

         5.01    INVESTMENT OF PARTICIPANT AND EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . .   24
         5.02    INVESTMENT ELECTIONS BY PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         5.03    CHANGES IN CURRENT INVESTMENT ELECTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         5.04    TRANSFER OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25



                                       2.

ARTICLE 6:  VALUATION OF PARTICIPANTS' ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

         6.01    ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         6.02    VALUATION OF ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         6.03    AMOUNT OF PARTICIPANT'S ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         6.04    STATEMENT OF PARTICIPANT ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         6.05    TIMING OF CREDITS AND DEDUCTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE 7:  BENEFITS UPON RETIREMENT, DEATH, DISABILITY,
                   OR TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

         7.01    RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         7.02    DEATH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         7.03    DISABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         7.04    OTHER TERMINATION OF EMPLOYMENT AND VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         7.05    TRANSFER FROM HOURLY TO SALARIED EMPLOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         7.06    ELECTION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         7.07    METHOD OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.08    PROOF OF DEATH AND RIGHT OF BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         7.09    DIRECT ROLLOVER OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

ARTICLE 8:  WITHDRAWALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         8.01    GENERAL CONDITIONS FOR WITHDRAWALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         8.02    WITHDRAWAL OF INITIAL AND MATCHING COMPANY
                 CONTRIBUTION ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         8.03    WITHDRAWAL OF BASIC NON TAX-DEFERRED EMPLOYEE
                 CONTRIBUTION ACCOUNT AND SUPPLEMENTAL NON TAX-DEFERRED
                 EMPLOYEE CONTRIBUTION ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         8.04    SPECIFIED HARDSHIP WITHDRAWAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         8.05    WITHDRAWAL AFTER AGE 59-1/2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         8.06    WITHDRAWAL OF EMPLOYEE STOCK OWNERSHIP
                 CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         8.07    WITHDRAWAL OF PLAN TO PLAN TRANSFER ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         8.08    WITHDRAWAL OF ROLLOVER ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE 9:  ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

         9.01    FIDUCIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         9.02    RESPONSIBILITIES OF THE EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         9.03    RESPONSIBILITIES OF THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         9.04    RESPONSIBILITIES OF THE PLAN ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         9.05    DELEGATION OF DUTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
         9.06    COMMITTEE ACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         9.07    INDIVIDUAL INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         9.08    EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE 10:  SAVINGS COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

         10.01 COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         10.02 COMMITTEE POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         10.03 DESIGNATION AND ALLOCATION OF FIDUCIARY

                                       3.

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
               RESPONSIBILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         10.04 REVIEW OF FIDUCIARY RESPONSIBILITY DESIGNATIONS OR
               ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         10.05 SERVICE IN VARIOUS CAPACITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         10.06 RULES AND REGULATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         10.07 REPORTS TO PAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         10.08 REVIEW OF PLAN'S FINANCIAL REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         10.09 PLAN ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         10.10 STANDARDS OF CONDUCT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         10.11 CHANGES IN COMMITTEE DUTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         10.12 TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         10.13 EXCLUSIVE BENEFIT OF PARTICIPANTS AND
               BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         10.14 INVESTMENT MANAGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         10.15 CONFLICTING/AMBIGUOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE 11:  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

         11.01 INALIENABILITY OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         11.02 NO RIGHT TO EMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         11.03 UNIFORM ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         11.04 HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         11.05 CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         11.06 UNCLAIMED DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         11.07 DISTRIBUTIONS TO A LEGAL REPRESENTATIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         11.08 EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         11.09 SOURCE OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         11.10 PLAN SUBJECT TO TAX APPROVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         11.11 DISCONTINUANCE OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE 12:  SPECIAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

         12.01 AMENDMENTS TO THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         12.02 MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         12.03 TERMINATION, PARTIAL TERMINATION, OR
               DISCONTINUANCE OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         12.04 WITHDRAWAL OF AN EMPLOYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         12.05 PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE 13:  CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

         13.01 SUBMISSION OF CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         13.02 WRITTEN NOTICE OF DENIED CLAIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         13.03 REVIEW OF DECISION DENYING CLAIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         13.04 HEARING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         13.05 WRITTEN DECISION OF COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE 14:  EXERCISE OF SHAREHOLDER'S RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

         14.01 VOTING RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         14.02 RIGHTS OTHER THAN VOTING RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54





                                       4.

                BOWATER CAROLINA HOURLY EMPLOYEES' SAVINGS PLAN

                          (Effective January 1, 1985)

               As Amended and Restated Effective January 1, 1989
           (Incorporating Amendments made through December 15, 1994)


ARTICLE 1:  DEFINITIONS

         The following words and phrases as used herein shall, for the purposes of the Plan and any subsequent amendment thereof, have the following meanings, unless a different meaning is plainly required by the context. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

         1.01 ACCOUNTS: The separate accounts maintained for each Participant in each Investment Fund in which the Participant has a balance, including, but not limited to, a Participant's Basic and Supplemental Tax-Deferred Employee Contribution Accounts, Non Tax-Deferred Employee Contribution Account, Initial Company Contribution Account, Employee Stock Ownership Account, Plan to Plan Transfer Account, and Matching Company Contribution Account, as described under Articles 3 and 4.

         1.02 ACTIVE PARTICIPANT: An eligible Employee who has on file with the Employer an election to withhold part of his Earnings as a periodic contribution to the Plan and who is currently having Earnings withheld, or an Employee who has established a Plan to Plan Transfer Account under Article 3.

         1.03 AFFILIATED COMPANY: Any division or company directly or indirectly controlled by, controlling, or under common control with the Company within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof, or is a member of an affiliated service group within the meaning of Code Section 414(m)of the code. With respect to periods prior to July 23, 1984, Affiliated Company includes any company which would have been an Affiliated Company prior to the separation under United Kingdom law of the Company from Bowater plc.

         1.04 BASIC EMPLOYEE CONTRIBUTION ACCOUNTS (TAX-DEFERRED AND NON TAX-DEFERRED): The value of that portion of the Trust Fund which with respect to any Participant, is attributable to his Basic Employee Contributions. Basic Tax-Deferred Contributions made under Section 3.01 shall be maintained in the Participant's Basic Tax-Deferred Employee Contribution Account. Basic Non Tax-Deferred Contributions made under Section 3.03 shall be maintained in the Participant's Basic Non Tax-Deferred Employee Contribution Account.





                                       5.

         1.05 BENEFICIARY: The person, estate or trust last designated by a Participant, by written notice filed with the Plan Administrator, to receive any benefits payable in the event of his death. In the absence of an effective designation, or if no Beneficiary so designated survives the Participant, the Beneficiary shall be the first of the following classes of successive preference beneficiaries then surviving; the Participant's (a) widow or widower; (b) children; (c) parents; (d) brothers and sisters; (e) executor or administrator.

         Notwithstanding the above, if a Participant is married on the date of his death, his Beneficiary shall be his surviving Spouse unless:

                 (a) the Participant has designated a Beneficiary other than his Spouse, and

                 (b) the Participant's Spouse has consented in writing to such other Beneficiary designation and the spouse's consent acknowledges the effect of such election and is witnessed by a representative of the Savings Plan Committee or a notary public, or it is established to the satisfaction of the Committee that such consent cannot be obtained because there is no Spouse or because the Spouse cannot be located.

         1.06    BOARD:  The Board of Directors of the Company.

         1.07 CODE: The Internal Revenue Code of 1954, as amended from time to time. All references to any Section of the Code shall be deemed to refer not only to such Section but also to any successor statutory provision to such Section.

         1.08 COMMITTEE: The Savings Plan Committee appointed and acting in accordance with Article 10.

         1.09 COMPANY: Bowater Incorporated or any successor by merger, purchase, or otherwise with respect to its Employees.

         1.10 CURRENT OR ACCUMULATED PROFITS: The Employer's net profits determined in accordance with generally accepted accounting principles before provision for income taxes and extraordinary items. No Employer Contribution shall be made in any Plan Year where there are not sufficient current or accumulated net profits. If the current or accumulated net profits of any Employer are not sufficient to permit the required Employer Contributions, then the amount of the Employer Contribution which such Employer is not permitted to make may be contributed by any other Employer to the extent of the current or accumulated net profits of such Employer that remain after contribution of the Employer Contributions required on behalf of Participants employer by such other Employer.





                                       6.

No reimbursement shall be required as a result of such contribution.

         1.11 DISABILITY: The status of being totally and permanently disabled, as determined by the Committee in its sole discretion, based on satisfactory evidence furnished to the Committee by the Employer, based on the determination of the Employer, and certification to the Committee, the Employee, by reason of physical or mental disability, is incapable of further Employment in the capacity in which employed prior to such physical or mental disability and the Employment of such employee is terminated due to such Disability. Such Employee must have been so disabled for six months and have been awarded and continue to receive disability payments under the Federal Social Security Act.

         1.12 EARNINGS: The lesser of (i) the compensation paid to an Employee by the Employer for services performed for the Employer, including any overtime pay, or any other form of extra remuneration, any contributions to the Plan under Sections 3.01 and 3.02, and any compensation excluded from taxable income under Section 125 of the Code; or (ii) $200,000, or such higher limit as may be in effect under Section 4.01(a)(17) of the Code for such year; provided, however, that on and after January 1, 1994, the $200,000 annual Earnings limitation shall be limited to $150,000, adjusted for changes in the cost of living as provided in Section 415(d) of the Code in $10,000 increments rounded down to the nearest $10,000, for benefit accruals commencing on and after such date.

         1.13    EFFECTIVE DATE:  January 1, 1985 for contributions under
Section 4.03 and September 1, 1986 for all other contributions hereunder or, in the case of an Employer other than the Company, the date such employer becomes an Employer. Except as otherwise provided herein, the provisions of this amended and restated Plan are effective January 1, 1989.

         1.14 EMPLOYEE: Any individual who (a) is hired to perform duties for an Employer on an hourly basis, (b) is subject to its control, and (c) receives a regular stated compensation other than a pension, severance pay, retainer, or fee under contract, but shall not include an individual who performs services as a leased employee within the meaning of Section 414(n) of the Code.

         1.15 EMPLOYEE STOCK OWNERSHIP ACCOUNT: The value of that portion of the Trust Fund which, with respect to any Participant, is attributable to his Payroll-based Employee Stock Ownership Contributions under Section 4.03.

         1.16 EMPLOYER: Bowater Incorporated/Carolina Division, or any successor by merger, purchase or otherwise with respect to its Employees, or any Affiliated Company which the Board shall designate as an Employer for purposes of this Plan, upon such terms





                                       7.

and conditions as said Board shall determine and with the approval of the-board of directors or officers of such Affiliated Company.

         1.17 EMPLOYMENT: The service as an Employee with an Employer on and after the effective date of the Employer's adoption of the Plan.

         1.18 ENROLLMENT DATE: September 1, 1986, and the first day of each January, April, July, and October thereafter. In the case of any Affiliated Company which is designated as an Employer, Enrollment Date shall also mean the effective date of such designation.

         1.19 ERISA: The Employment Retirement Income Security Act of 1974, as amended from time to time. All references to any Section of the Act shall be deemed to refer not only to such Section but also to any successor statutory provisions to such Section.

         1.20 FIDUCIARY: A person or company who exercises discretionary control over the Plan or assets, as defined in Section 3(21) of ERISA.

         1.21 FORFEITURES: The excess of all amounts in Participants' Accounts, accumulated with investment return, over the Vested Values, upon distribution of such values.

         1.22 HOUR OF SERVICE: Each hour, or part thereof, for which an Employee is paid, directly or indirectly, or entitled to payment, for the performance of duties for his Employer during the applicable computation period, as defined in Section 1.46.

         1.23 INITIAL COMPANY CONTRIBUTION ACCOUNT: The value of that portion of the Trust Fund which, with respect to any participant, is attributable to any contributions made on his behalf by an Employer under
Section 4.02.

         1.24 INVESTMENT FUNDS: The funds, together with the investment return thereon, as established within the Trust Fund from time to time at the direction of the Employer in accordance with Section 5.01.

         1.25 MATCHING COMPANY CONTRIBUTION ACCOUNT: The value of that portion of the Trust Fund which, with respect to any Participant, is attributable to any contributions made on his behalf by the Employer under
Section 4.01.

         1.26 PARTICIPANT: An Active Participant, former Active Participant, or Employee who has contributions credited to his Accounts.





                                       8.

         1.27 PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTION: With respect to any Participant, the Payroll-Based Employee Stock Ownership Contributions made on his behalf under Section 4.03.

         1.28 PLAN: The Bowater Incorporated/Carolina Division Hourly Employees' Savings Plan as set forth herein, and as it may be amended from time to time.

         1.29 PLAN ADMINISTRATOR: The Company or the individual(s) and/or the committee(s) appointed in accordance with Article 9 pursuant to procedures established by the Board to administer the Plan.

         1.30 PLAN TO PLAN TRANSFER: A direct transfer of an Employee's Accounts, as provided in Section 3.08.

         1.31 PLAN TO PLAN TRANSFER ACCOUNT: The value of that portion of the Trust Fund which, with respect to any Participant, is attributable to amounts received by the Trustee under Section 3.08.

         1.32 PLAN YEAR: The calendar year commencing January 1 and ending December 31.

         1.33 RETIREMENT: Early retirement (on or after attainment of age 50 with fifteen or more years of service) or normal retirement (attainment of age 65), or postponed retirement (between ages 65 and 70 or such other age as may be required by law) under the Pension Plan for Employees of the Southern and Carolina Divisions of Bowater Incorporated, or, if an Employer has its own qualified retirement plan, early, normal, or postponed retirement with respect to eligible Employees under such Employers retirement plan. A participant will be considered to have retired under the Plan if he terminates employment on or after attaining age 55.

         1.34    SEVERANCE FROM SERVICE DATE:  The earlier of (a) and (b):

                 (a) The date on which the Employee quits, retires, is discharged or dies; or

                 (b) The first anniversary of the first date of a period in which the Employee remains absent from employment with or without pay, for any reason other than those specified in clause (a) of this Section 1.34, such as vacation, holiday, sickness, disability, leave of absence, or layoff.

         In the case of an Employee who is absent from work for maternity or paternity reasons beyond the first anniversary of the first date of such absence, the Severance From Service Date shall be the second anniversary of the first date of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons mean an absence (1) by





                                       9.

         reason of the pregnancy of the Employee; (2) by reason of the birth of a child of the Employee; (3) by reason of a placement of a child with the employee in connection with the adoption of such child by such employee; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         In the case of an Employee on a leave of absence described in the definition of Year of Break in Service, the Employee shall not incur a Severance from Service while on such a leave. However, if such an Employee does not return to employment within the period set forth in the definition of Year of Break in Service, such Employee shall be deemed to have incurred a Severance from Service in accordance with paragraph (a) of this Section.

         1.35 SHARE OF COMPANY STOCK: A share of common stock of the Company which has voting power and dividend rights no less favorable than any other class of common stock issued by such Company.

         1.36 SPECIFIED HARDSHIP WITHDRAWAL: A withdrawal necessitated by the need of the Participant for funds to cover costs related to education, health or medical care, or housing requirements. For purposes of clarification, a Specified Hardship Withdrawal shall be allowed only for financial need arising out of expenses incurred or assumed by a Participant (a) for deductible medical expenses of a Participant or a member of his family or dependent not covered by insurance; (b) related to the post-secondary school tuition for the next quarter or semester of a Participant or a member of his family or dependents; (c) relating to the acquisition of a primary residence of a Participant; or (d) expenses to prevent eviction from, or foreclosure on the mortgage on, the Participant's primary residence.

         The amount withdrawn may not exceed the actual expense (including reasonably anticipated state and federal taxes and penalties payable with respect to the receipt of the amount withdrawn) incurred by the Participant due to such emergency and shall not be reasonably available from other resources of the Participant. Such resources include all distributions (other than Hardship) under this Plan, the ability to borrow from banks, credit unions or other legitimate lenders, and the disposition of personal assets which can be readily sold without need for replacement. The Plan Administrator (or his delegate) shall determine whether applications for such withdrawal satisfy the definition for Specified Hardship Withdrawal.

         1.37 SPOUSE: The person legally married to the Participant at the time an action or event relevant for Plan purposes occurs, or immediately prior to his death.





                                      10.

         1.38    SUPPLEMENTAL NON TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT:
The value of that portion of the Trust Fund which, with respect to any Participant, is attributable to his Supplemental Non Tax-Deferred Employee Contributions under Section 3.03.

         1.39 SUPPLEMENTAL TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT: The value of that portion of the Trust Fund which, with respect to any Participant, is attributable to his Supplemental Tax-Deferred Employee Contributions under
Section 3.02.

         1.40 TRUST AGREEMENT: The Master Trust Agreement between the Company and Fidelity Management Trust Company (and any successors thereto) as from time to time amended pursuant to Article 10 of the Plan, which provides for the investment of all contributions made under the Plan.

         1.41 TRUST FUND: The aggregate funds held by the Trustee under the Plan.

         1.42 TRUSTEE: Fidelity Management Trust Company, as trustee under the Trust Agreement and its successors at any time appointed pursuant to the Plan.

         1.43 VALUATION DATE: The last business day of each calendar quarter (and any other date specified by the Trustee), on which the Trust Fund is valued in accordance with Article 6. As to Accounts maintained in any Investment Fund which is valued daily, each business day may be deemed to be a Valuation Date. A Comprehensive Valuation Date is one on which all Investment Funds are valued.

         1.44 VESTED VALUE: When used to refer to the interest of a Participant in the Trust Fund on any date, the nonforfeitable portion thereof at the time of determination.

         1.45 YEAR OF BREAK IN SERVICE: Any twelve (12) consecutive-month period computed from Severance from Service Date during which an Employee does not complete one or more Hours of Service. A One Year Break in Service shall occur on the last day of the first such twelve month period. Notwithstanding the above, an Employee shall be deemed to have not incurred a One Year Break in Service if he is either on a leave of absence in excess of twelve months authorized by his Employer and returns to active Employment upon the expiration of such leave, or on military leave in excess of twelve months and returns to active employment with an Employer within ninety days after his discharge, or such longer period as may be prescribed by law.

         1.46 YEAR OF SERVICE: The aggregate period of Employment consisting of Years of Service and parts thereof, with each Year of Service consisting of twelve months and with a month consisting of thirty days. Years of Service shall be computed beginning on the date the Employee completes an Hour of Service upon commencing or





                                      11.

recommencing employment and ending on his next following Severance from Service Date. Years of Service shall include the period of time between an Employees Severance from Service Date and the date he next completes an Hour of Service within twelve months from the date he last completed an Hour of Service.





                                      12.

ARTICLE 2:  ELIGIBILITY AND PARTICIPATION

         2.01 ELIGIBILITY: Each Employee shall be eligible to become a Participant in the Plan as follows:

         (a) Each Employee who was employed and had completed one Year of Service on December 31, 1985 or a subsequent December 31 shall be eligible for the Payroll-based Employee Stock Ownership Contributions under Section 4.03;

         (b) Each Employee who was employed on June 23, 1986 shall be eligible for the Initial Company Contribution under Section
                 4.02 on the later of September 1, 1986 or the Enrollment Date after he has completed one Year of Service;

         (c) Each Employee shall be eligible for Participant Contributions under Article 3 and Employer Matching Contributions under
                 Section 4.01 on the later of September 1, 1986 or any Enrollment Date after he has completed one Year of Service;

         (d) Each Employee transferred from salaried status shall be eligible to make a Plan to Plan Transfer into this Plan at any time.

         2.02 PARTICIPATION: Each Eligible Employee shall become a Participant as follows:

         (a) With respect to the Payroll-based Employee Stock Ownership Contribution an Eligible Employee shall automatically become a
                 - Participant as of December 31, 1985 or a subsequent December 31 on which he first becomes eligible to receive such contribution;

         (b) An Eligible Employee shall become an Active Participant as of September 1, 1986 or any Enrollment Date thereafter, if on or before such date and within the time period prescribed by the Plan Administrator, the Employee files with the Employer an enrollment form prescribed by the Plan Administrator on which he designates the rate of his Participant contributions, authorizes the Employer to make payroll deductions, makes investment elections,and names a Beneficiary as provided under the Plan. An eligible Employee who does not file an enrollment form in accordance with the preceding sentence shall become an Active Participant on the first succeeding Enrollment Date after the date the Employee files such enrollment form with the Employer.





                                      13.

         (c) With respect to a Plan to Plan Transfer Contribution an Employee shall automatically become a Participant at the time of transfer.

         2.03 CESSATION OF ACTIVE PARTICIPATION: An Employee shall cease to be an Active Participant whenever any of the following occur:

         (a) upon the voluntary suspension of his contributions, pursuant to Section 3.07.

         (b) upon the mandatory suspension of his contributions, pursuant to Article 8;

         (c)     upon a Year of Break in Service by the Employee;

         (d) upon any change in his status as an Employee which would make him ineligible to become or remain a Participant under the terms of Section 2.01, including a transfer to salaried status or to the payroll of an Affiliated Company which is not an Employer.

         Participation (but not Active Participation) shall not cease due to
         (a), (b) or to temporary absence from employment. The Employee's Participation shall continue until his Accounts are distributed in full to him or his Beneficiary or until forfeited.

         2.04 EFFECT OF REEMPLOYMENT ON PLAN ENTRY OR REENTRY: In the event of reemployment after Severance from Service, an Employee may enter or reenter the Plan pursuant to the following rules:

         (a) If the Employee incurred five or more Years of Break in Service, he may enter or reenter the Plan on any Enrollment Date after meeting the requirements of Section 2.01;

         (b)     If the Employee was previously a Participant in the Plan and
                 (i) did not incur one Year of Break in Service, (ii) had a vested benefit at the time of his termination of Employment, he may reenter the Plan on the date of his reemployment;

         (c) If the Employee did not incur a Year of Break in Service, had satisfied the eligibility conditions of Section 2.01 but terminated Employment prior to becoming a Participant, he may become a Participant in the Plan on the later of (i) the date of his reemployment, or (ii) the Enrollment Date on which he would have become a Participant had he not incurred the termination of Employment;





                                      14.

         (d) Any other Employee shall become a Participant in the Plan in accordance with the provisions of Section 2.01.

         2.05 PRIOR EMPLOYMENT WITH AN AFFILIATED COMPANY: Any person becomes an Employee and who was previously employed by an Affiliated Company, or who previously performed service as a leased employee within the meaning of
Section 414(n) of the Code (if the Company was the recipient of such services) shall have such service taken into account, credited solely for purposes of determining eligibility to participate and vesting under the Plan.





                                      15.

ARTICLE 3:  PARTICIPANT CONTRIBUTIONS

         3.01 BASIC TAX-DEFERRED EMPLOYEE CONTRIBUTIONS: Each Active Participant may elect to make Basic Tax-Deferred Employee Contributions to the Plan. The rate of such Contribution shall be 1%, 2%, 3%, 4%, 5% or 6% of the Participant's Earnings.

         3.02 SUPPLEMENTAL TAX-DEFERRED EMPLOYEE CONTRIBUTIONS: Each Active Participant who is making contributions of 6% of Earnings under Section 3.01 may elect to make Supplemental Tax-Deferred Employee Contributions to the Plan. The rate of such contributions shall be 1%, 2%, or 3% of the Participant's Earnings.

         3.03 NON TAX-DEFERRED EMPLOYEE CONTRIBUTIONS (BASIC AND SUPPLEMENTAL): Each Active Participant may elect to make Basic Non Tax-Deferred Employee Contributions to the Plan. The rate of such contributions shall be 1%, 2%, 3%, 4%, 5%, or 6% of the Participant's Earnings. Each Active Participant who is making Basic (Tax-Deferred or Non Tax-Deferred) Employee Contributions of 6% of Earnings may make Supplemental Non Tax-Deferred Employee Contributions to the Plan (which may be made in addition to Supplemental Tax-Deferred Employee Contributions). The rate of such contributions shall be 1%, 2%, 3%, 4%, 5%, or 6% of Earnings. The total of a Participant's contributions may not exceed 15% of Earnings.

         3.04 MODE OF PAYMENT: Basic Tax-Deferred Employee Contributions, Supplemental Tax-Deferred Employee Contributions, and Non Tax- Deferred Employee Contributions shall be made by means of payroll deductions for each payroll period. Contributions shall be accrued by the Employer from a Participant's earnings at the rate designated by the Participant, credited to the applicable Accounts for such payroll period, and paid to the Trustee promptly, and, in any event, no later than 30 days after the end of the plan year with respect to which such contributions are made.

         3.05 LIMITATION ON CONTRIBUTIONS: In accordance with applicable regulations, and notwithstanding any other provision in the Plan relating to Tax-Deferred Contributions, Company Contributions or Supplemental Non-Tax Deferred Employee Contributions, the provisions of this Section shall control.

         (a) Definitions: For purposes of this Section, the following terms shall have the meaning set forth hereafter:

               i. "Actual Deferral Percentage" has the meaning defined in Code section 401(k)(3)(B).

              ii. "Contribution Percentage" has the meaning defined in Code section 401(m)(3).





                                      16.

             iii.         "Elective Deferrals" has the meaning defined in Code
                          section 402(g)(3).

              iv. "Excess Aggregate Contributions" has the meaning defined in Code section 401(mt(6)(B).

               v.         Excess Contributions" has the meaning defined in Code
                          section 401(k)(8)(B).

              vi.         "Excess Deferral" has the meaning defined in Code
                          Section 402(g)(2), but excluding amounts described in
                          section 1105(c)(5) of the Tax Reform Act of 1986.

             vii. "Highly Compensated Employee" has the meaning defined in Code Section 414(q).

            viii. "Matching Contributions" has the meaning defined in Code section 401(m)(4)(A).

              ix. "Qualified Nonelective Contributions" has the meaning defined in Code section 401(m)(4)(C).

         (b) Individual Limitation: The amount of Elective Deferrals for a Participant for his taxable year shall be limited to $7,000 (or such other applicable amount pursuant to the provisions of Sections 402(g)(4), (5) and (8) of the Code).

                 To the extent the Participant has made Elective Deferrals to the Plan in excess of the amount set forth above, such Excess Deferrals shall be distributed to him no later than the 15th day of April following the end of the taxable year during which such Elective Deferrals are made. If, for a taxable year, a Participant makes Elective Deferrals to this Plan and to any other plan or arrangement, he may allocate the amount of any Excess Deferrals for such taxable year among such plans. No later than the first day of March following the close of the taxable year during which the Excess Deferrals are made, the Participant shall notify the Plan Administrator in writing of the amount of the Excess Deferrals allocated to this Plan. Such amount (including income thereon) shall then be distributed to the Participant no later than the following April 15th.

         (c) Before-Tax Contribution Limitation: For each Plan Year beginning after December 31, 1986, the Actual Deferral Percentage for the group of eligible Highly Compensated Employees shall bear a relationship to the Actual Deferral Percentage for all other eligible employees that meets either of the following tests:





                                      17.

                 i. The Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

                 ii. The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees over that of all other eligible employees is not more than 2 percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible employees multiplied by 2.

                 For purposes of computing the Actual Deferral Percentages, the employer contributions on behalf of any Participant shall include:

                 i. Any employer contributions made pursuant to the Participant's election; and

                 ii. At the election of the Company, Matching Contributions that meet the withdrawal and nonforfeitability restrictions of Code section 401(k)(2)(B) and (C), and/or Qualified Nonelective Contributions.

                 For purposes of applying the provisions of this subsection, the Actual Deferral Percentage taken into account for any Highly Compensated Employee who is a Participant in two or more cash or deferred arrangements of the Employer or Affiliated Company shall be the sum of the elective deferrals for that Employee under each 401(k) plan of the Employer or Affiliated Company, divided by the Participant's compensation from the Employer and Affiliated Company.

                 Except to the extent provided under regulations or rules of the Secretary of the Treasury, notwithstanding the distribution of any portion of an Excess Deferral under subsection (b) hereof, such portion shall, for purposes of applying this subsection (c), be treated as an Employer contribution.

         (d) Company and Supplemental Contribution Limitation: For each Plan Year beginning after December 31, 1986, the Contribution Percentage for eligible Highly Compensated Employees shall not exceed the greater of:

                 i. 125 percent of the Contribution Percentage for all other eligible Employees; or





                                      18.

                 ii. The lesser of 200 percent of the Contribution Percentage for all other eligible Employees, or the Contribution Percentage for all other eligible Employees plus 2 percentage points.

                 If two or more plans of the Employer to which Matching Contributions, Employee contributions, or Elective Deferrals are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan. If a Highly Compensated Employee participates in two or more plans of the Employer to which such contributions are made, all such contributions shall be aggregated.

                 Any Employee who is eligible to make an Employee contribution (or, if the Employer takes elective contributions into account, elective contributions) or to receive a Matching Contribution shall be considered an eligible Employee. In addition, if an Employee contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Employee on behalf of whom no Employer contributions are made.

                 For purposes of computing the Contribution Percentages, the Employer may elect to take into account Elective Deferrals and/or Qualified Nonelective Contributions allocated to a participant's account under the Plan or any other plan it sponsors.

                 The Plan shall be treated as satisfying the requirements of Subsections (c) and (d) hereof for any Plan Year if, before the close of the following Plan Year, (i) the amount of the Excess Contributions and Excess Aggregate Contributions for such Plan Year (and any income allocable to such Contributions) is distributed to the Participant, (ii) in the case of Excess Contributions, to the extent provided by regulations issued by the Secretary of the Treasury, an Employee elects to treat such Excess Deferral as distributed and recontributed by the Employee to the Plan, or (iii) in the case of excess Aggregate Contributions, to the extent such Contributions are forfeitable, are forfeited.

         3.06 CHANGE IN AMOUNT OF CONTRIBUTIONS: Subject to the provisions of Section 3.05, a Participant may change the rate of his Basic Tax-Deferred Employee Contributions and/or Supplemental Tax-Deferred Employee Contributions.

         Subject to the provisions of Section 3.05, a Participant may change the rate of his Non Tax-Deferred Employee Contributions.





                                      19.

         Such changes may be effective as of any Enrollment Date, if the Participant has provided prior written notice to the Employer on a form provided by the Plan Administrator within the time period prescribed by the Plan Administrator.

         3.07 VOLUNTARY SUSPENSION OF PARTICIPANT CONTRIBUTIONS: A Participant may suspend his Basic Tax-Deferred Contributions, Supplemental Tax-Deferred Contributions, and/or Non Tax-Deferred Contributions as of the last day of any month by giving prior notice to the Employer within the time period prescribed by the Plan Administrator. A suspension of Basic Tax-Deferred Contributions will automatically suspend Supplemental Tax-Deferred Contributions. Suspension of contributions must be for a period of not less than six months. The Participant may resume making contributions as of any Enrollment Date which is at least six months after the date of the suspension (or commenced by giving prior written notice to the Employer within the time period prescribed by the Plan Administrator).

         3.08 PLAN TO PLAN TRANSFER: Balances may be transferred into the Plan, with the consent of the Plan Administrator, if the amount transferred is from the Bowater Incorporated Salaried Employees' Savings Plan, the Bowater Southern Hourly Employees' Profit-Sharing Plan, the Bowater Communication Papers Incorporated Employees' Savings Plan, the Great Northern Paper, Inc. Savings and Capital Growth Plan, the Great Northern Paper, Inc. Hourly 401(k) Savings Plan, or such other tax-qualified plan as may be approved by the Plan Administrator. Transfers under this Section shall be subject to the applicable restrictions of Article 8 but shall not be subject to the limitations of Sections 3.04, 4.07, or 4.08; nor shall amounts transferred under this Section be included in the calculation of the Participant's rate of Basic or Supplemental Contributions (Tax-Deferred or Non Tax-Deferred) pursuant to Sections 3.01 through 3.04.

The balance transferred shall be treated as follows:

              (i) The portion attributable to pre-tax contributions pursuant to Section 401(k) of the Code shall be credited to the Employee's Supplemental Tax-Deferred Employee Contribution Account;

             (ii) The portion attributable to after-tax contributions pursuant to Section 401(a) of the Code shall be credited to the Employee's Supplemental Employee Contribution Account;

            (iii) The portion attributable to Employer matching contributions pursuant to Section 401(a) of the Code shall be credited to the Employee's Company Contribution Account. The Plan Administrator shall require the Employee to furnish a written statement





                                      20.

         containing such information as may be necessary to establish that the transfer does not contain amounts from sources other than provided above and that the transfer otherwise meets the requirements of law.

         3.09 EMPLOYMENT WITH AFFILIATED COMPANY: A Participant may not contribute to the Plan while he is employed by an Affiliated Company which is not an Employer, unless and except to the extent that he continues to receive Earnings from an Employer. A Participant's prior and concurrent service with an Affiliated Company which is not an Employer, or as a leased employee (within the meaning of Code Section 414(n)) if the Company or Affiliated Company is the recipient of such service, shall be counted for Years of Service to the extent such credit has been given under Section 2.05 as if such Affiliated Company had been an Employer. For this purpose, the fact that the Participant has made no contributions under the Plan shall be disregarded.

         3.10 ROLLOVER CONTRIBUTIONS: An Employee, whether or not a Participant, may request the Plan Administrator to direct the Trustee to accept any of the following amounts from or on behalf of the Employee and place them in a Rollover Contribution Account for the employee.

         (a) amounts transferred to this Plan directly from another trust or annuity contract maintained as part of a plan qualified under Section 401(a) of the Code;

         (b) amounts which (i) constitute or form a part of a qualifying rollover distribution within the meaning of Section 402(a) (5) of the Code which have been received by the Employee from another trust or annuity contract maintained as part of a plan qualified under Section 401(a) of the Code (other than one forming part of a plan under which the Employee was one described in Section 401(c)(1) of the Code at the time the contributions were made on his behalf), (ii) are eligible for tax-free rollover treatment, and (iii) are transferred to this Plan by the Employee within 60 days following receipt; or

         (c) amounts which have been deposited and held in a conduit Individual Retirement Account (as defined in Section 408 of the Code) consisting solely of assets and the income thereon which were (i)) previously distributed to the Employee from another trust or annuity contract maintained as part of a plan qualified under Section 401(a) of the Code (other than one forming part of a plan under which the Employee was described in Section 401(c)(1) of the Code at the time the contributions were made on his behalf) as part of a qualifying rollover distribution as defined in Section 402(a)(5) of the Code





                                      21.

         and which were deposited in the Individual Retirement Account within 60 days of their receipt, and (ii) are transferred directly to this Plan from the conduit Individual Retirement Account or are transferred to this Plan within 60 days of their distribution to the Employee from the conduit Individual Retirement Account.

         Any amounts transferred into this Plan under this Section shall be by check. No securities may be contributed. The Employee shall make application to the Plan Administrator in writing, submitting whatever information is deemed necessary and sufficient by the Plan Administrator to establish compliance with the requirements of this Section 3.10. Amounts accepted by the Plan Administrator shall be placed in a Rollover Contribution Account established for the Employee and shall become part of the Trust Fund. Any amounts in the Employee's Rollover Contribution Account shall be one hundred percent (100%) vested at all times. The Employee shall be able to direct the investment of this Account in accordance with the Provisions of Article 5. An Employee's Rollover Contribution Account shall be subject to the same terms and conditions as are applicable to a Supplemental Tax-Deferred Employee Contribution Account.





                                      22.

ARTICLE 4:  EMPLOYER CONTRIBUTIONS

         4.01 MATCHING CONTRIBUTIONS: With respect to each Active Participant in its employ, the Employer shall contribute to the Plan from its Current or Accumulated Profits an amount equal to 40% of such Participant's Basic Employee Contributions (Tax-Deferred and/or Non Tax-Deferred) accrued for the corresponding pay period. Contributions by the Employer shall be paid to the Trustee promptly and credited to each Participant's Hatching Company Contribution Account. Effective January 1, 1995, the Matching Contribution percentage shall increase from 40% to 50%.

         4.02 INITIAL COMPANY CONTRIBUTIONS: With respect to each Employee as of June 23, 1986, the Employer shall contribute to the Plan from its current or accumulated profits an amount sufficient to purchase fifty (50) Shares of Company Stock. Such Contributions shall be made as of the first business day of the quarter after the Employee is first eligible for participation under
Section 2.01(b). There shall be no Initial Company Contributions for individuals who first become Employees after June 23, 1986. Such Contributions shall be paid to the Trustee promptly and credited to each Participant's Initial Company Contribution Account.

         4.03 PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTIONS: For each calendar year, beginning in 1985, the Employer shall contribute to the Trust Fund out of Current or Accumulated Profits, an amount equal to a percentage of the aggregate (W-2) compensation paid to Employees who are, or would have been, eligible for participation under Section 2.01(a) of Article 2 during the Plan Year, or as of the subsequent January 1, and who have not terminated Employment as of the end of such Plan Year. Such percentage shall be determined in accordance with the following table, less the amount of any reduction in such credit for a prior Plan Year due to a final determination of such credit which is not taken into account in any deduction under Section 404(i)(h)(2) of the Code (or to the maximum extent permitted by law):


         Calendar                                           Percentage
           Year                                             Aggregate Compensation
         --------                                           ----------------------

         1985                                                       0.50
         1986                                                       0.50
         1987                                                       0.50
         1988 or thereafter                                         0.00


         4.04    MODE OF PAYMENT:  Employer contributions under Sections
4.01 and 4.02 shall be made in cash.

         Employer Contributions under Section 4.03 may be paid in Shares of Company Stock, cash or both. The amount contributed in





                                      23.

Shares of Company Stock shall be determined by averaging the closing prices of such Shares of Company Stock on the New York Exchange consolidated tape for the 20 consecutive trading days immediately preceding the date of transfer of such Shares of Company Stock to the Trust Fund and multiplying the average value so determined by the number of Shares of Company Stock transferred to the Trust Fund. Such contributions will be made within thirty (30) days following the due date, including extensions, for filing the Federal income tax return for the year which coincides with such Plan Year.

         Promptly upon receipt of any cash contribution pursuant to Section 4.03, the Trustee shall apply such contribution to the purchase, in one or more transactions, of the maximum number of whole Shares of Company Stock obtainable at the then prevailing prices, including brokerage commissions and other reasonable expenses incurred in connection with such purchases. Such purchases shall be made as directed by the Committee (i) privately from the Company or from another person or (ii) on any securities exchange where Shares of Company Stock are traded or (iii) pursuant to Section 7.06; and shall be on such terms as to price, delivery and otherwise as the Trustee may determine to be in the best interest of the Participants. No purchase of Shares of Company Stock shall be made from the Company at a price in excess of the fair market value of such Shares on the date of purchase, which shall be the highest sales prices of the Shares as reported in The Wall Street Journal report of NYSE-Composite Transactions, on the investment date as of which such purchase is made (or the next preceding day on which such Shares are traded on the New York Stock Exchange, if the Shares are not traded on the New York Stock Exchange on the investment date). After receipt of any cash contributions under Section 4.03 the Trustee shall use the cash to acquire Shares of Company Stock no later than the 30th day following receipt of the contribution by the Trustee, having due regard for any applicable requirement of law.

         Any cash balance of any contribution received pursuant to Section 4.03 which shall remain after the maximum number of whole Shares shall have been purchased pursuant to this Section 4.04, shall (unless forming a part of the cash reserve established pursuant to Section 6.02) be held by the Trustee for the purpose of being invested when the next such investment is made by the Trustee.

         4.05 FORFEITURES: The amount of any Forfeitures under Section 7.04 shall be applied to reduce future Employer contributions under the Plan as soon as practicable after the event giving rise to the Forfeiture shall have occurred. In the event that the amount of Forfeitures exceeds the amount of Employer contributions, Forfeitures shall be kept in a suspense account until such Forfeitures, increased by the Earnings thereon and reduced by the losses thereon, if any, are applied pursuant to this Section 4.05.





                                      24.

         4.06 RETURN OF CERTAIN CONTRIBUTIONS TO EMPLOYER: The following Employer contributions may be returned to an Employer:

         (a) Any contribution made by an Employer under a mistake of fact may be returned to the Employer within one year of payment;

         (b)     Any contribution which is disallowed as a deduction under
                 Section 404 of the Code may be returned to an Employer within one year after disallowance;

         (c) Any contribution made by an Employer with respect to any Plan Year for which the Plan was not a qualified plan, as described under Section 11.10.

         The amount which may be returned to an Employer shall not exceed the amount of the Employer's contribution reduced by any losses attributable to the contribution between the date of contribution and the Valuation Date immediately preceding the date of withdrawal. No contribution or portion of a contribution will be returned to an Employer if the return of such amount would cause the value of an Employer Contribution Account to be less than what its value would have been had the contribution not been made.

         4.07 STATUTORY LIMITATION ON ADDITIONS: Notwithstanding any other provisions of the Plan for each Plan Year beginning on and after January 1, 1987, "the annual addition" to a Participant's Accounts shall not exceed the lesser of (a) and (b) below:

         (a)     The Maximum Permissible Dollar Amount; and

         (b)     25% of the Employee's compensation for the Plan Year.

For purposes of applying the above limits, the following conditions and definitions shall apply:

                          i. The term "annual additions" shall mean the sum of:

                                  1.       Employer Contributions and
                                           forfeitures allocated to the
                                           Participant's Accounts under
                                           Sections 4.01, 4.02, and 4.03; and

                                  2.       Basic Tax-Deferred Employee
                                           Contributions allocated to the
                                           Participant's Accounts under Section
                                           3.01 and Supplemental Tax-Deferred
                                           Employee Contributions allocated to
                                           the Participant's Accounts under
                                           Section 3.02; and





                                      25.

                                  3.       Basic and Supplemental Non
                                           Tax-Deferred Employee Contributions
                                           allocated to the Participant's
                                           Accounts under Section 3.03

                          ii. The Initial Maximum Permissible Dollar Amount shall be $30,000, and the initial Maximum Permissible Benefit shall be $90,000. The limitations shall be adjusted automatically in accordance with regulations issued or to be issued by the Secretary of the Treasury as the corresponding limitation in Section 415(c)(l)(A) and Section 415(b)(1)(A) of the Code, respectively, are adjusted for the cost of living in accordance with Section 415(d) of the Code.

                          iii. For purposes of this Section, the term "compensation" shall mean the amount paid to the Employee by the Employer during the Plan Year excluding Tax-Deferred Employee Contributions under Section 3.01, as reported on his Form W-2.

                          iv. The limitations of this Section with respect to any participant who at any time has been a participant in any other defined contribution plan maintained by the Company or an Affiliated Company shall apply as if the total contributions made under all such defined contribution plans in which the Participant has been a participant were made to one plan.

         If the above limitations would be exceeded in any Plan Year, the Plan Administrator shall take the following action in any order at such times as required and to the extent necessary to prevent the limitations from being exceeded.

                          i. Discontinue or reduce the Participant's Basic and/or Supplemental Employee Tax-Deferred Contributions for the Plan Year;

                          ii. Discontinue or reduce the Participant's Basic and/or Supplemental Non Tax-Deferred Employee Contributions for the Plan Year;

                          iii. Instruct the Trustee to return all or a portion of the Participant's Supplemental Tax-Deferred or Non Tax-Deferred Employee Contributions made during the Plan Year;

                           iv. Instruct the Trustee to return all or a portion of the Participant's Basic Tax-





                                      26.

                                  Deferred Employee Contributions made during the Plan Year;

                          v. Instruct the Employer to reduce or eliminate its Matching Contributions to the Participants Accounts for the remainder of the Plan Year;

                          vi. Instruct the Trustee to return to the Employer all or a portion of the Matching Contributions made to the Participants Accounts for the Plan Year;

                          vii.    Apply any amounts in excess of such
                                  limitations ("excess amounts") for a
                                  Participant to reduce Matching Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant, if that Participant is covered by the Plan as of the end of the Plan Year. If that Participant is not covered by the Plan as of the end of the Plan Year, then such excess amounts shall be held unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year to all of the remaining Participants in the Plan Such allocation or reallocation shall not result in the limitations of this
                                  Section 4.07 being exceeded for any
                                  Participant for the Plan Year. Any excess amounts not allocated to Participants in the preceding sentences of this subsection (vii) shall be used to reduce Matching Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the Participants in the Plan.

         The above actions shall not be considered a suspension of Participant Contributions as provided in Section 3.07.

         Notwithstanding the foregoing, the provisions of Section 415 of the Code, as amended by the Tax Reform Act of 1986, are hereby incorporated by reference for use as a guide to the interpretation of the foregoing provision.

         4.08 COMBINED PLANS LIMITATION: In any case in which a Participant in the Plan is also a participant in any defined benefit pension plan maintained by the Employer, the allocations set forth in this Plan shall be additionally limited so that the sum of the "defined benefit fraction" and the "defined contribution fraction" shall not exceed 1.0 for any Plan Year.

         The term "defined contribution fraction" for a Plan Year shall mean a fraction the numerator of which is the sum of annual





                                      27.

additions to the Participant's Accounts for all Plan years as of the end of the Plan Year and the denominator of which is the lesser of 125% of the Maximum Permissible Dollar Amount for the Plan Year and all prior Years of Services or 140% of 25% of the Participant's compensation for that year and all prior Years of Service.

         The term "defined benefit fraction" for a Plan Year shall mean a fraction the numerator of which is the projected annual benefit for the Participant under all qualified retirement plans of the Employer and the denominator of which is the lesser of 125% of the Maximum Permissible Benefit under the retirement plans for the Plan Year or 140% of the Participant's average compensation for the three highest paid years. Such fraction shall be determined as of the end of the Plan Year.

         The Participant's projected annual benefit shall be determined under such retirement plans assuming that his earnings continue to normal retirement date at the same level as at the end of the Plan Year and assuming that his service continues to accrue to his Normal Retirement date without a break in service prior to his normal retirement data the terms "earnings", "service", "normal retirement date", and "break in service" shall have the same meaning as defined in such retirement plans.





                                      28.

ARTICLE 5:  INVESTMENT OPTIONS

         5.01    INVESTMENT OF PARTICIPANT AND EMPLOYER CONTRIBUTIONS:
Participant and Employer Contributions shall be invested by the Trustee, either as directed by the provisions of the Plan or as directed by the Participant (or, where applicable, the Participant's Beneficiary or an Alternate Payee designated pursuant to a Qualified Domestic Relations Order), in one or more Investment Funds which shall include the following:

         THE COMPANY STOCK FUND (FORMERLY FUND B.): A fund which invests primarily in shares of Company common stock. However, a small percentage of the Fund is invested in money market instruments to facilitate daily cash transactions. Cash dividends received on shares of Company stock held by this Fund will be automatically reinvested in the Fund. Accounts in this fund shall segregate, separately account for and respectively consist of shares of Company Stock allocable to
         (1) Payroll-Based Employee stock Ownership Contributions, (2) Initial Company Contributions, and Employee Contributions (whether Basic or Supplemental, Tax-Deferred or Non Tax-Deferred).

         ADDITIONAL INVESTMENT FUNDS: There shall be established by the Trustee at the direction of the Company or its designee such further additional Investment Funds as shall be deemed appropriate, including Investment Funds appropriate for purposes of meeting the requirements of Section 404(c) of ERISA and the regulations thereunder.

         TEMPORARY INVESTMENT: Pending investment and reinvestment, the Trustee may invest temporarily all or any part of the Investment Funds and such other Investment Funds as may be established by the Trustee at the direction of the Board or its designee pursuant to the provisions of the Plan in short and medium term securities including but not limited to commercial paper, notes of finance companies or in obligations of the U.S. Government or any instrumentality or agency thereof. The Board or its designee may from time to time specify additional or different investment vehicles for the temporary investment of funds by the Trustee, or may direct the Trustee in the temporary investment of funds. The Trustee may invest all or any part of any Investment Fund directly in the securities and obligations authorized for the respective Investment Fund or through the medium of any common, collective or commingled trust fund which is invested principally in securities and obligations authorized for the respective Investment Fund.

         5.02 INVESTMENT ELECTIONS BY PARTICIPANTS: Each Participant must elect by "Appropriate Notice" (as hereinafter defined) to have all of his Contributions and his Employer Contributions (other than





                                      29.

contributions under Section 4.02 and 4.03) invested in any of the available Investment Funds, or among such Funds, with the investment in each Fund being a whole number percentage of such Contributions and the sum of such percentages equal to 100%. ("Appropriate Notice" means, for these purposes, written, telephonic or other electronic communication directed to the Plan Administrator, or as the Plan Administrator specifies in rules or procedures uniformly applicable to all similarly situated Participants.) Basic and Supplemental Tax-Deferred and Non Tax-Deferred Employee Contribution Accounts, a Matching Company Contribution Account, and when required, a Rollover Contribution Account shall be established for the Participant in each Investment Fund in which contributions are (of that type) invested on his behalf. Contributions and earnings thereon as to which no current, valid investment direction exists may be invested as the Trustee, in its discretion, shall deem appropriate; provided, however, that in the event no trustee has agreed to undertake such investment responsibility, such contributions and earnings shall be temporarily invested in one or more of the investment vehicles authorized in the preceding paragraph for temporary investment of funds, until a valid investment direction is obtained.

         5.03 CHANGES IN CURRENT INVESTMENT ELECTIONS: A Participant may, by giving prior "Appropriate Notice", change his investment election with respect to contributions (other than contributions under Section 4.02 and 4.03) received thereafter. Changes in Investment elections must be expressed as revised whole number percentages of Contributions, totalling 100%.

         5.04 TRANSFER OF ACCOUNTS: A Participant may, by giving prior "Appropriate Notice" (as defined in Section 5.02) elect to transfer all, or part (specified as a dollar amount or a percentage of the existing balance) of his Account in any Investment Fund to another Investment Fund. Such transfer shall be effective as soon thereafter as practicable (which, with respect to Funds which are valued daily and accessible by telephone or other electronic investment direction, can be the same day as directions are transmitted, if received before 4:00 P.M. local time, or the next business day thereafter).

         The Plan Administrator may authorize changes in investment options as special conditions may warrant and may establish rules and procedures as the circumstances require to allow such changes in investment options, including a special valuation of Participants' Accounts.





                                      30.

ARTICLE 6:  VALUATION OF PARTICIPANTS' ACCOUNTS

         6.01 ACCOUNTS: Each Participant shall have established for him separate accounts which shall reflect all amounts contributed by the Participant and by the Employer on has behalf and the investment accretions thereon.

         6.02 VALUATION OF ACCOUNTS: As of each Valuation Date, the Accounts of each Participant (other than the Employee Stock Ownership Account) shall be adjusted separately for each Fund to reflect any appreciation or depreciation in the fair market value of the Funds and income earned by the Funds. The fair market value of the Funds shall be determined by the Trustee and communicated to the Plan Administrator in writing. It shall represent the fair market value of all securities or other property held for the respective Investment Funds, plus cash and accrued earnings, less accrued expenses and proper charges against the Funds as of the Valuation Date. The Company Stock Fund shall be represented by Shares of Company Stock plus the value of any fractional share(s) which shall be held in cash or may be unitized and expressed as a cash value, as the Plan Administrator and the Trustee shall agree. The Trustee's determination of value shall be final and conclusive for all purposes of this Plan. A Participant's Accounts shall be adjusted in proportion to the balance in each Participant's Account on the last Valuation Date, less distributions.

         When determining the value of Participants' Accounts, any deposits due which have not been deposited to the Fund on behalf of the Participant shall be added to his Accounts. Similarly, adjustment of Accounts for appreciation or depreciation of the fund shall be deemed to have been made as of the Valuation Date on which the adjustment relates, notwithstanding the fact that they are actually made as of a later date.

         Employer Contributions under Section 4.03 for a Plan Year which are represented by Shares of Company Stock contributed to the Plan and/or purchased by the Trustee with cash contributions shall be allocated to the Employee Stock Ownership Account of each Employee eligible for participation under Section
2.01 who had not terminated Employment as of the end of such Plan Year, in an amount, calculated to the nearest thousandth of a share, which is in the same proportion to the amount of all such shares to be allocated to all such Employees for that Plan Year as the amount of compensation paid to such Participant is to the total compensation paid to all eligible Employees, excluding compensation in excess of $100,000 for any individual.

         Any cash dividends received by the Trustee with respect to Shares of Company Stock held by the Plan shall be invested in additional Shares of Company Stock. Any Shares of Company Stock purchased from cash dividends plus any other Shares of Company Stock received as a result of a stock split or a stock dividend






                                      31.

shall be allocated to the Participant's Company Stock Fund Account(s) in proportion to the respective Shares of Company Stock credited to such Account balances as of the appropriate record date.

         The Company may establish a cash reserve from Payroll-based Employee Stock Ownership Contributions transferred in cash equal to an amount not more than the value of fractional shares allocable to Participants entitled to receive an immediate distribution at the time of transfer.

         6.03 AMOUNT OF PARTICIPANT'S ACCOUNTS: The amount of a Participant's Accounts for purposes of distribution shall be equal to (a) plus
(b) minus (c):

         (a) The value of the Participant's Accounts as of the most recent Valuation date, plus

         (b) The Participant and Employer Contributions made since the most recent Valuation Date, minus

         (c)     Any distribution since the most recent Valuation Date.

         Notwithstanding the above, the Plan Administrator may in its a discretion use the value of the Participant's Accounts as of a special valuation date to determine the amount of a Participant's Accounts for purposes of distribution in lieu of the amount determined above. The Plan Administrator may delay any distribution under the Plan until the valuation as of such special date is completed.

         6.04 STATEMENT OF PARTICIPANT ACCOUNTS: As soon as practicable after the completion of a calendar quarter, an individual statement will be issued to each Participant showing the value of his Accounts.

         6.05 TIMING OF CREDITS AND DEDUCTIONS: The credits to or deductions from a Participant's Account(s) shall be deemed to have been made on the date to which they relate, although they may actually be determined at another date. Notwithstanding the foregoing, to the extent utilization of Investment Funds which are valued daily renders it feasible to do so, transactions will be effected by the Fund manager on the date money or investment directions are received prior to 4:00 P.M. local time, otherwise on the next business day. The Accounts of Participants will be debited or credited, as appropriate, no later than the date on which transactions are effected.





                                      32.

ARTICLE 7:  BENEFITS UPON RETIREMENT, DEATH, DISABILITY,
            OR TERMINATION

         7.01 RETIREMENT: Upon Retirement, the Vested Value shall be the Value of the Participant's Accounts. The Vested Value shall be paid to him in full under any of the methods selected by the Participant under Sections 7.06 or 7.07 (or, if applicable, under Section 11.07).

         7.02 DEATH: Upon the death of a Participant before or after Retirement, the Vested Value shall be the Value of his Accounts, to the extent not yet distributed. The Vested Value shall be paid to his Beneficiary in full, under Sections 7.06 and 7.07.

         7.03 DISABILITY: Upon termination of Employment of a Participant by Disability before Retirement, the Vested Value shall be the value of his Accounts. The Vested Value shall be paid to him in full under Sections 7.06 and 7.07 (or, if applicable, under Section 11.07).

         7.04 OTHER TERMINATION OF EMPLOYMENT AND VESTING: Upon termination of Employment of a Participant other than by Retirement, Death, or Disability, and other than by transfer to an Affiliated Company which is not an Employer, the Vested Value of his Accounts shall be paid to him in a lump sum under
Section 7.06(a)(b) or (c), 7.07, (or, if applicable, under Section 11.07).

         The Vested Value of a Participant's Accounts shall include:

         (a)     His Basic Tax-Deferred Employee Contribution Account;

         (b) His Basic and Supplemental Non Tax-Deferred Employee Contribution Account;

         (c)     His Supplemental Tax-Deferred Employee Contribution Account;

         (d)     His Plan to Plan Transfer Account;

         (e) His Initial Company Contribution Account and Matching Company Contribution Account, if the Participant has at least 3 Years of Service;

         (f)     His Payroll-Based Employee Stock Ownership Account

         Upon such termination of Employment the Participant shall forfeit the remaining portion of his Initial and/or Matching Company Contribution Accounts; provided, however, that the Forfeiture shall be reinstated if he is reemployed by an Employer at any time before he has five Years of Break in Service, and if he then repays the entire amount of his Basic Tax-Deferred Employee Contribution Account previously distributed to him, if any.





                                      33.

         The Vested Value of such Participant shall be paid to the Participant in a single sum under Sections 7.06(a) and/or 7.06(c), or, only if the Participant will have attained age 59-1/2 at the time benefit payments commence in installments under Section 7.06(b). If such Vested Value is greater than $3,500, the Participant may elect to defer this distribution until he elects to take it (or his death, if earlier). All distributions are subject to the requirements of Section 7.07.

         A Participant who transfers to an Affiliated Company that is not an Employer and subsequently terminates his Employment with that Company shall be deemed to have terminated his Employment under this Section unless he transfers without intervening employment to an Employer or another Affiliated Company that is not an Employer.

         7.05 TRANSFER FROM HOURLY TO SALARIED EMPLOYMENT: If a Participant transfers to salaried employment status with an Employer he shall be given the following options:

         (a) To elect a Plan to Plan Transfer of the Vested Value of his Accounts to the Bowater Incorporated Salaried Employees Savings Plan, as of any Valuation Date if the trustee of such plan is authorized to receive such transfer.

         (b) To defer such Transfer or the receipt of any distribution until a later date. Absent any such transfer, his Accounts will remain in the Plan until Retirement, death, Disability, or termination of Employment, or, except for the Employee Stock Ownership Account, until eligible for withdrawal under
                 Article 8.

         If a Participant transfers from hourly status to salaried status in an Affiliated Company which is not an Employer, his Accounts shall be governed by
Section 7.04. A Participant will receive credit for Years of Service for his period of employment with the Employer or Affiliated Company.

         7.06 ELECTION OF BENEFITS: On or before a Participant's Retirement he shall notify the Plan Administrator of his election in writing that benefits due to him upon termination of Employment be paid or made available in accordance with one or more of the following methods:

         (a)     by a lump sum payment in cash;

         (b) in annual installments over a period not to exceed ten years, provided such period does not exceed the greater of the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary. The amount of each installment will be determined by





                                      34.

                 dividing the Participant's Vested Value by the number of annual installments which remain to be made at the time a particular installment is to be paid.

         (c) in kind, equal to the full Shares of Company Stock plus the cash equivalent of the fair market values of any fractional Share of Company Stock in the Company Stock Fund, together with a lump sum cash payment for the Participant's interest in the other Investment Funds. The Trustee, in the case of a fractional share, shall be deemed to have purchased such fractional share from the Participant concerned at a price equal to the cash payment to be made to the Participant Cash for the purchase of fractional shares may be taken from dividend receipts or other case in the Trust.

         A Participant may change his election of benefits by filing a new election at any time prior to his benefit commencement date.

         The Participant may elect that the Employee Stock Ownership Account be paid in kind equal to the full Shares of Company Stock plus the cash equivalent of the fair market values of any fractional Share of Company Stock. The Trustee, in the case of a fractional share, shall be deemed to have purchased such fractional share from the Participant concerned at a price equal to the cash payment to be made to the Participant. Cash for the purchase of fractional shares may be taken from dividend receipts or other cash in the Trust.

         A Participant who has previously elected to receive benefits under Subsection (b) may subsequently apply to the Plan Administrator for a lump sum distribution in cash. Under such a distribution the Plan Administrator may permit the Participant to withdraw the total Vested Value of the Participant's Accounts, determined as of the Comprehensive Valuation Date next preceding the date on which the Plan Administrator approves the Withdrawal or the Comprehensive Valuation Date next following the Participant's application for withdrawal, whichever Comprehensive Valuation Date is later; such amount shall not include the amount of any installments paid to the Participant since the preceding Comprehensive Valuation Date. Any residual amounts will be paid to the Participant following the next Comprehensive Valuation Date.

         7.07 METHOD OF PAYMENT: Benefits shall be paid or made available under the Plan upon the direction of the Plan Administrator as soon as practicable after termination of Employment occurs.

         Unless the Participant elects otherwise, distribution of benefits will begin no later than sixty days after the end of the Plan Year in which the latest of the following events occurs:





                                      35.

                          i.      The Participant's attainment of age 65;

                          ii. The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                          iii. The Participant's termination of Employment with the Employer or an Affiliated Company.

         Effective January 1, 1991, notwithstanding any other provisions of the Plan,

         (a) The entire interest of an Employee (i) will be distributed to such Participant not later than the "required beginning date" (as defined under subsection (d)); or (ii) will be distributed under Section 7.06(b) beginning not later than the required beginning date, in accordance with regulations prescribed by the Secretary of the Treasury.

         (b) If distributions have begun under (a)(ii), upon the death of an Employee before his entire interest has been distributed, the remaining portion will be distributed at least as rapidly as under the method being used under (a)(ii) as of the date of his death.

         (c) If distributions have not begun upon the death of a Participant, if no election has been made by the Beneficiary pursuant to Section 7.08, the entire interest of the Participant will be distributed in accordance with Section 7.06(a) at the end of the calendar year containing the fifth anniversary of the Participant's death.

         (d) For purposes of this Section, the term "required beginning date" means April 1 of the calendar year following the calendar year in which the Employee attains age 70-1/2, or such other date as may be prescribed by applicable law or regulations.

         7.08 PROOF OF DEATH AND RIGHT OF BENEFICIARY: In the event of the death of a Participant who has begun to receive benefits in annual installments under the provisions of subsection (b) of Section 7.06, his Beneficiary will receive the undistributed value of his Accounts in annual installments on the same basis as the Participant had elected. Alternatively, his Beneficiary may receive the undistributed value of his Accounts in a lump sum of cash by an election in writing filed with the Plan Administrator on a form provided for such purpose within 90 days of the Participant's death. The Beneficiary of a deceased Participant other than noted above shall elect to receive the undistributed value of his Accounts under one of the methods in Section 7.06 by





                                      36.

an election in writing filed with the Plan Administrator within 180 days of the Participant's death, except that the maximum period in Section 7.06(b) shall be five years. If the Beneficiary does not elect a distribution within 180 days, the Plan Administrator will distribute the Account in accordance with Section 7.07(c).

         The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive benefits of a deceased Participant as the Plan Administrator may deem proper, and its determination of death and of the right of such Beneficiary to receive payments shall be conclusive. A Beneficiary who does not elect a lump sum payment shall also designate a Beneficiary on a form provided by the Plan Administrator.

         7.09 DIRECT ROLLOVER OF DISTRIBUTION: Any "Eligible Rollover Distribution" under this Article may, at the Participant's election, and subject to such uniform and nondiscriminatory conditions as the Plan Administrator may require, be transferred to an "Eligible Retirement Plan", subject to the provisions of Section 402 of the Code and the regulations thereunder and as hereinafter provided.

         (a) The Plan Administrator shall advise any "Distributee" entitled to receive an "Eligible Rollover Distribution" no less than thirty nor more than ninety days before the starting date of any payment (or at such other time as is permitted by law) of his right to elect a "Direct Rollover" to an "Eligible Retirement Plan" pursuant to the provisions of this Section. To elect a Direct Rollover, the Distributee must request in writing to the Plan Administrator that all or a specified portion of the Eligible Rollover Distribution be transferred directly to one or more "Eligible Retirement Plans". If a distribution will be made on behalf of the Distributee in more than one year, the notice specified in the first sentence of this Paragraph must be given to the Distributee in each year in which there is an Eligible Rollover Distribution, and the Distributee must file a new election with the Plan Administrator if he wishes to have the Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan.

                 The Distributee shall not be entitled to elect a Direct Rollover pursuant to this Section, unless he has obtained any applicable Spousal Consent that would otherwise be required to obtain a distribution in the amount of the Eligible Rollover Distribution.

         (b) For purposes of this Section, the following definitions shall apply:





                                      37.

               i. A "Direct Rollover" is a payment by the Plan to the "Eligible Retirement Plan" specified by the Distributee;

              ii. A "Distributee" includes Participants, a Participant's surviving spouse and a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), but only with regard to the interest of such individual under the Plan;

             iii. An "Eligible Retirement Plan" is a retirement plan which meets the requirements of Code Section 401(a), an annuity described in Code Section 403(a), an individual retirement account described in Code
                          Section 408(a), or an individual retirement annuity (other than an endowment contract) described in Code
                          Section 408(b), the terms of which permit the acceptance of a Direct Rollover of the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity. The Plan Administrator may establish reasonable procedures for ascertaining that the Eligible Retirement Plan meets the preceding requirements.

              iv. An "Eligible Rollover Distribution" is any distribution from this Plan on or after January 1, 1993 of all or any portion of the balance to the credit of the Distributee, except for distributions (or portions thereof) which are:

                          (1) Part of a series of substantially equal periodic payments (not less frequently than annually) made over the life of the Participant (or the joint lives of the Participant and the Participant's designated beneficiary), the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary), or a specified period of ten years or more;

                          (2) Required under Code Section 401(a)(s) (relating to the minimum distribution requirements); or





                                      38.

                          (3) The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation in employer securities) described in Code Section 402(e)(4).





                                      39.

ARTICLE 8:  WITHDRAWALS

         8.01 GENERAL CONDITIONS FOR WITHDRAWALS: A Participant's rights to his Basic Tax-Deferred Employee Contribution Account, Supplemental Tax-Deferred Employee Contribution Account, Basic and Supplemental Tax-Deferred Employee Contribution Account(s), Employee Stock Ownership Account, Rollover Contribution Account and Plan to Plan Transfer Account shall be nonforfeitable at all times.

         Any distribution under this Section may be at the Participant's election, and subject to such uniform and nondiscriminatory conditions as the Plan Administrator may require, be transferred to an individual retirement account or another tax-qualified plan, subject to the provisions of Section 402 of the Code and regulations thereunder and in accordance with the procedures described in Section 7.09 of the Plan.

         Subject to the conditions set forth in the subsequent sections of this Article, upon written notice to his Employer on a form provided by the Plan Administrator for such purpose, a Participant may make withdrawals of the Vested Value of the types of Accounts hereinafter specified (excluding assets attributable to Payroll-Based Employee Stock Ownership Contributions at any time prior to their availability for distribution).

         All amounts withdrawn must be paid in cash. In the case of a partial withdrawal under this Article by a Participant having an interest in more than one Investment Fund, the amount withdrawn from each Fund shall be taken, pro rata, from all Investment Funds in which the Participant maintains Accounts and from which withdrawal is permissible in the same proportion as the value of the Participant's interest in each such Fund bears to the total value of his Accounts.

         No withdrawals may be made under this Article 8 from a Participant's Basic Tax-Deferred Employee Contribution Account, or Supplemental Tax-Deferred Employee Contribution Account except pursuant to the provisions of Sections
8.04 and 8.05 hereof.

         8.02    WITHDRAWAL OF INITIAL AND MATCHING COMPANY CONTRIBUTION
ACCOUNTS: A Participant may withdraw all or a portion of the Vested Value of his Initial Company Contribution Account and/or his Matching Company Contribution Account, excluding any contributions made to such accounts within the two years preceding the withdrawal, determined as of the next Valuation Date. Contributions made within two years may not be distributed to the Participant until his termination of Employment or until such amounts have been in the Plan for at least two years, whichever occurs first.





                                      40.

         A Participant who has made a withdrawal under this Section may not make Non Tax-Deferred Employee Contributions (Basic or Supplemental) for a period of six months following the withdrawal. No suspension of Tax-Deferred Employee contributions is required by reason of a withdrawal under this Section. The Participant may resume making Non Tax-Deferred Employee contributions on any Enrollment Date following the expiration of the six month suspension period at such time and upon the giving of such notice (if any) to the Employer prior to such date and within such time period as the Plan Administrator shall prescribe.

         Not more than one withdrawal may be made under this Section during any Plan Year.

         8.03 WITHDRAWAL OF BASIC NON TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT AND SUPPLEMENTAL NON TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT:

         (a) A Participant may withdraw all or a portion of the Vested Value of his Basic Non Tax-Deferred Employee Contribution Account. Not more than one withdrawal may be made under this subsection during any Plan Year.

                 A Participant who has made a withdrawal under this Section may not make Non Tax-Deferred Employee Contributions (Basic or Supplemental) for a period of six months following the withdrawal. No Suspension of Tax-Deferred employee contributions is required by reason of a withdrawal under this Section. The Participant may resume making Non Tax-Deferred Employee contributions on any Enrollment Date following the expiration of the six month suspension period at such time and upon the giving of such notice (if any) to the Employer prior to such date and within such time period as the Plan Administrator shall prescribe.

         (b) A Participant may make a withdrawal from his Supplemental Non Tax-Deferred Employee Contribution Account, determined as of the next Valuation Date. No suspension of contributions is imposed on a Participant who makes a withdrawal under this subsection. Not more than one withdrawal may be made under this Section during any Plan Year.

         8.04 SPECIFIED HARDSHIP WITHDRAWAL: A Participant may apply for a Specified Hardship Withdrawal. Under such a withdrawal the Plan Administrator (or his delegate) may permit the Participant to withdraw all or a portion of his Basic Tax-Deferred Employee Contributions, Supplemental Tax-Deferred Employee Contributions, and investment return accrued as of December 31, 1988 on his Tax-Deferred Accounts.





                                      41.

         The value of the Accounts for purposes of this Section shall be determined as of the Valuation Date next preceding the date on which the Plan Administrator (or his delegate) approves the withdrawal, or the Valuation Date next following the Participant's application for withdrawal, whichever Valuation Date is later. The value shall include Basic Tax-Deferred Employee Contributions and Supplemental Tax-Deferred Employee Contributions made since the applicable Valuation Date and shall not include the amount of any withdrawals made by the Participant since the Valuation Date.

         A Participant who has made a withdrawal under this Section shall incur a mandatory suspension of 12 months for all types of contributions. In addition, the Participant's Tax-Deferred Contributions for the Plan Year following the withdrawal shall not exceed the limit on Elective Deferrals under
Section 3.05 hereof for that Plan Year, reduced by the Tax-Deferred Contributions made by the Participant in the Plan Year in which the withdrawal occurs.

         8.05 WITHDRAWAL AFTER AGE 59-1/2: A Participant who has attained age 59-1/2 may make a withdrawal under the provisions of Section 8.04 without satisfying the conditions of that Section for a Specified Hardship. Upon such a withdrawal, the Participant shall not incur a Mandatory Suspension.

         8.06 WITHDRAWAL OF EMPLOYEE STOCK OWNERSHIP CONTRIBUTIONS: A Participant may not withdraw any amounts attributable to these Contributions while Employed.

         8.07 WITHDRAWAL OF PLAN TO PLAN TRANSFER ACCOUNT: A Participant may withdraw amounts from this Account under the provisions of Sections 8.04 and 8.05.

         8.08 WITHDRAWAL OF ROLLOVER ACCOUNT: A Participant who has made a Rollover Contribution under Section 3.10 may withdraw the total value of his Rollover Account at any time.





                                      42.

ARTICLE 9:  ADMINISTRATION

         9.01    FIDUCIARIES:

         (a)     The following parties are Fiduciaries of the Plan:

               i.         The Employer;

              ii.         The Trustee; and

             iii. Any committee(s) or individual(s) appointed by the Employer as Plan Administrator or to whom discretionary administrative authority or responsibility with respect to the Plan has been delegated by the Employer or the Plan Sponsor.

         (b)     The Plan Administrator shall be the Named Fiduciary.

         (c) If a Plan Administrator has not been appointed, or ceases for any reason to serve, the Savings Committee shall function as the Administrator until a Plan Administrator (or successor, as appropriate) is appointed.

         (d) The responsibilities of each Fiduciary may be specified in the Plan or by the Employer and accepted in writing by each Fiduciary. If no such delegation is made in the Plan or by the Employer, the Fiduciaries may allocate responsibilities among themselves in writing and notify the Employer that they have done so, specifying in such notification the responsibilities of each Fiduciary. If the Fiduciaries provide a copy of such notification to the Trustee, the Trustee shall thereafter (until such time as the Employer or the Fiduciaries deliver to the Trustee a written revocation of such allocation) accept and be justified in relying upon any documents executed by the appropriate Fiduciary pursuant to the allocation of responsibilities disclosed in such notification.

         (e) Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are assigned to such Fiduciary under the Plan, delegated to the Fiduciary by action of the Employer or the Plan Sponsor, or allocated to the Fiduciary by written allocation among the Fiduciaries pursuant to Paragraph (d), above.

         9.02 RESPONSIBILITIES OF THE EMPLOYER: The Employer shall have the following powers and duties with respect to the Plan;

         (a) to appoint the members of any committee created to exercise any responsibility with respect to the Plan;





                                      43.

         (b) to terminate the Plan in whole or in part pursuant to the procedures provided hereunder;

         (c) to delegate any of the fiduciary responsibilities under the Plan to any individual, Committees or entity it may designate; provided, however, that any delegation of a fiduciary duty that has already been assigned by the provisions of the Plan, by previous action of the Board, or by written allocation among the Fiduciaries, shall be effected by delivery in writing to the Fiduciaries to and from whom such responsibility is being reassigned;

         (d) to designate any individual, committee, or entity to whom fiduciary responsibilities are delegated as an additional Fiduciary or Named Fiduciary of the Plan; and

         (e) to exercise any other powers or responsibilities not specifically allocated to another fiduciary.

         9.03 RESPONSIBILITIES OF THE TRUSTEE: The Trustee shall have the powers and duties allocated to it in the trust agreement. The Trustee shall have no other responsibilities with respect to the Plan, except to the extent such responsibilities are delegated or assigned by the Board or its delegate to, and accepted by the Trustee.

         9.04 RESPONSIBILITIES OF THE PLAN ADMINISTRATOR: The Plan Administrator (the "Administrator") shall be responsible for and shall discharge all duties and obligations imposed on a Plan Administrator by ERISA and the Code. The Administrator shall prepare, publish, file and furnish the Plan reporting and disclosure reports, statements, plan descriptions and benefit rights reports of Participants in the manner and at the times required by law. The Plan Administrator may employ counsel and/or consultants to render advice with regard to any responsibility of the Plan Administrator under the Plan and may employ necessary clerical help. Any individual or committee designated as the Plan Administrator shall report to (or as directed by) the Board in order that the Plan Administrator's performance of his duties may be periodically reviewed. In addition, the Plan Administrator shall have the following powers and duties with respect to the Plan:

         (a) To establish and enforce such rules, regulations and procedures as the Administrator shall deem necessary or proper for the efficient administration of the Plan;

         (b) To interpret the Plan, the Administrator's interpretation thereof in good faith to be final and conclusive;

         (c) To decide all questions concerning the Plan and the eligibility of any Employee to participate in the Plan;





                                      44.

         (d) To compute the amount of benefits which shall be payable to any Participant, retired Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits shall be paid;

         (e) To advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and to direct the Trustee to pay such benefits from the Trust Fund;

         (f) To submit annually to the Board or its designee a report showing in reasonable summary the financial condition of the Plan and Trust Fund, a summary of the operations of the Plan for the past year, and any further information which the Board or its designee may require;

         (g) To maintain all such books of account, records and other data as shall be necessary for proper administration of and necessary actuarial valuations for the Plan and to meet the reporting and disclosure requirements of ERISA;

         (h) To appoint any accountant, attorney, consultant or other professional; and

         (i) To appoint Unit Administrators and determine their powers and to delegate to the Unit Administrators such of the Administrator's duties as the Administrator may, subject to this Article 9 and the requirements of ERISA, determine. Any such allocation or delegation shall be periodically reviewed by the Board or its designee.

         9.05 DELEGATION OF DUTIES: Any committee established by the Employer or at its direction or by its designee may appoint subcommittees and determine their powers; and the Employer and its designees and their designees may allocate among themselves or may delegate to another person or persons such of the fiduciary duties as they may in their sole discretion determine. Any such allocation or delegation shall be periodically reviewed by the Board.

         The Employer, the Administrator and their respective designees, agents, officers and employees and any committee(s) established by the Employer or at its direction or by its designee, shall be entitled to rely upon all certificates and reports made by the accountant or consultant and upon all opinions given by legal counsel. The Employer, the Administrator, and their respective designees, agents, officers and employees and any committee(s) established by the Employer or at its direction or by its designee, shall be fully protected in respect to any action taken or suffered by them in good faith and acting as prudent men would act in like circumstances in reliance upon such certificate, report or the





                                      45.

advice or opinion of such accountant, consultant or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants, retired Participants, surviving Spouses, Beneficiaries and Contingent Annuitants.

         9.06 COMMITTEE ACTION: Unless otherwise directed by or at the direction of the Employer, a majority of the members of any committee(s) established by or at the direction of the Employer or by its designee shall constitute a quorum. Decisions with a quorum present shall be by majority vote. The action of a majority expressed in writing without a meeting shall constitute the action of a committee and shall have the same effect as if assented to by every member.

         9.07 INDIVIDUAL INDEMNIFICATION: To the extent permissible under ERISA, the Employer shall indemnify each member of the Plan Sponsor's/Employer's board of directors, each member of any committee(s) established by or at the direction of the Employer or its designee, and the Plan Administrator or any of their delegees against costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against them or any one of them because of any act of omission or commission performed by them or any one of them as a director, committee member or Administrator, or designee or delegee thereof, as the case may be, while acting in good faith and exercising his judgment for the best interest of the Plan.

         Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Employer, notify the Employer of the commencement thereof, and the omission so to notify the Employer will relieve it from the liability hereunder, but not from any other liability which it may have to such person. The Employer shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder.

         In the event the Employer elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

         9.08 EXPENSES: Any expenses reasonably incurred by the Plan Administrator or the member(s) of any committee(s) in the performance of their duties shall be paid by the Employer. Such reasonable expenses include the Employer's securing insurance to protect them from personal liability resulting from their actions taken in a fiduciary capacity with respect to this Plan.
All reasonable expenses incurred in connection with the administration of the Plan, including (without limitation) the Compensation of the





                                      46.

Trustee, administrative expenses, any investment management charges and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be retained by the Employer in connection with the administration of the Plan shall be paid from the Trust Fund to the extent not paid by the Employer.





                                      47.

ARTICLE 10:  SAVINGS COMMITTEE

         10.01 COMMITTEE: A Pension Administration Committee or a committee appointed by or at the direction of the Board with responsibility for oversight of the administration of this Plan shall appoint a Savings Committee consisting of not less than five persons, two of whom shall be employees who are elected or appointed by their Local Unions. Such persons shall be fiduciaries of the Plan who jointly shall have the authority to control and manage the operation and administration of the Plan (but shall not have authority to control and manage the assets of the Plan, which authority is reserved for the Trustee under Section 10.13). All members of the Committee shall be appointed for a term of one year, continuing thereafter on a year-to-year appointment or until their successors have been appointed. Persons appointed to the Committee shall indicate their willingness to serve by filing a written consent with the PAC. Committee members may resign upon 45 days' written notice to the PAC (or on such shorter notice as is acceptable to the PAC) and may be removed by the PAC during their term of office only if, in its sole discretion, the PAC should determine that the member has failed to or is unable to perform the duties of the office in an efficient manner. The PAC, or the Local Unions, as applicable, shall have the power to fill vacancies on the Committee created by resignation, removal, disability, or death.

         10.02 COMMITTEE POWERS: The Committee shall have the power to construe and interpret the provisions of the Plan; to determine any questions of fact under the Plan, including questions relating to eligibility, earnings, service, entitlement to benefits, and the form of benefits, of any person under the Plan; and to exercise its discretion with respect to all matters reserved for the Committee or the Company under the Plan but excluding, however, any matters relating to (a) the Trustee or the Trust Agreement and the amendment, modification or termination thereof; (b) the amendment or termination of the Plan. Such matters are reserved to and specifically require action by the Board, and, in the case of matters solely affecting an Employer other than the Company, by such other Employer's board of directors; and the Committee shall have no obligation or responsibility with respect to such matters.

         10.03 DESIGNATION AND ALLOCATION OF FIDUCIARY RESPONSIBILITIES: The Committee shall have the power to designate one or more persons, other than members of the Committee, to carry out fiduciary responsibilities under the Plan (other than trustee responsibilities defined in ERISA Section 405(c)(3)). Any such designation shall be in writing, naming the person so designated and describing the terms of the delegation and the fiduciary responsibility so allocated and such designation shall be accepted in writing by the person so designated. Each such designation or allocation shall provide that it is terminable by the Committee upon reasonable notice to the person so designated. Without






                                      48.

limiting the Committee's authority to designate and allocate, the Committee may delegate to one or more persons the authority: (a) to determine the amount of the benefits due to any person; (b) to maintain books and records of the Plan and accounts necessary to show the fiscal transactions of the Plan; (c) to order, direct or authorize the distribution of Plan benefits to any person, and to determine their form; and (d) to prepare, furnish and hold such forms as are necessary in the operation of the Plan, including without limitation, beneficiary designation and option elections.

         10.04 REVIEW OF FIDUCIARY RESPONSIBILITY DESIGNATIONS OR ALLOCATIONS:
Each designation or allocation made under Section 10.03 shall also provide that the Committee shall meet periodically with the person or persons to whom the delegation was made to review the performance of the person to whom duties have been delegated. This review, which may be conducted by all Committee members or by a designated review subcommittee, will permit the Committee to determine whether or not it should continue the allocation or designation.

         10.05 SERVICE IN VARIOUS CAPACITIES: Any person may serve as a fiduciary (within the meaning of ERISA) in addition to being an officer, employee, agent or other representative of a party-in-interest, and any person or persons may serve in more than one fiduciary capacity with respect to the Plan, including service as member of the Committee, Administrator, or Trustee.

         10.06 RULES AND REGULATIONS: The Committee shall have the power to establish rules and regulations for the Plan as well as for the conduct of its affairs, including without limitation, selecting a Chairman, a Secretary (who need not be a Committee member), and subcommittees with such powers as the Committee shall determine and authorizing one or more members of the Committee to sign any document, instrument or order on behalf of the Committees. A majority of the Committee will constitute a quorum. The Committee is authorized to employ or retain actuaries, accountants, counsel and other consultants and to employ clerical help to advise and/or assist the Committee in fulfilling its responsibilities under the Plan, under ERISA, or under the Code. The reasonable fees of such consultant and/or other expenses of the Committee may be paid by the Employers. The members of the Committee shall serve without compensation.

         10.07 REPORTS TO PAC: The Committee shall report at least annually to the PAC (or a specially appointed review subcommittee of the PAC) to permit the PAC to review the performance of the Committee and of the person or persons to whom the Committee has delegated and allocated fiduciary responsibilities.

         10.08 REVIEW OF PLAN'S FINANCIAL REQUIREMENTS: Immediately upon its appointment and at least annually thereafter, the Committee shall review the Plan's short-run and long-run financial





                                      49.

needs and its liquidity. On the basis of these and other considered factors, the Committee shall formulate a Funding Policy which it shall communicate to the Trustee(s). The Trustee(s) responsible for investments of the Trust Fund--shall provide the method for carrying out Plan objectives by appropriately coordinating investment policy with Plan needs. The Committee shall periodically report to the Board on the Funding Policy of the Plan. The provisions of this section shall not apply to that portion of the trust Fund consisting of assets subject to the investment directions of Participants (or during periods in which all assets in the Trust Fund are either invested pursuant to provisions of the Plan or pursuant to Participant directions).

         10.09 PLAN ADMINISTRATOR: The PAC shall appoint a Plan Administrator (the "Administrator") who shall be responsible for and shall discharge all duties and obligations imposed on a plan' administrator by ERISA and the Code. He shall prepare, publish, file and furnish the Plan reporting and disclosure reports, statements, plan descriptions and benefit rights reports of Participants in the manner and at the times required by law. The Administrator may sign, on behalf of the Plan, any registration statements and amendments thereto to be filed with the Securities and Exchange Commission with respect to the Plan. The Administrator shall be agent for the service of legal process upon the Plan. The Administrator shall be appointed for a term of one year and, on the expiration of such term, may be reappointed for a succeeding term or terms. The Administrator may (but need not) be a member of the Committee or an Employee of the Company. The person appointed as Administrator shall indicate his willingness to serve by filing a written consent with the PAC.
The Administrator may resign upon 45 days' written notice to the PAC (or on shorter notice acceptable to the PAC) and may be removed by the PAC during his term of office if, in its sole discretion, the PAC should determine that he has failed or is unable to perform the duties of the office in an efficient manner. The PAC shall have the power to fill a vacancy created by the resignation, removal or death of the Administrator. The Administrator may employ counsel and/or consultants to render advice with regard to any responsibility of the Administrator under the Plan and may employ necessary clerical help. The Employer or the Plan may pay the reasonable fees of actuaries, accountants, counsel, or other consultants, the expenses of clerical help, and/or other necessary and proper expenses of the Administrator incurred in fulfilling his responsibilities as Plan Administrator. The Administrator shall report to the Committee at least quarterly in order that the Committee may review the Administrator's performance of his duties.

         10.10 STANDARDS OF CONDUCT: Plan fiduciaries, as described in ERISA, shall discharge their duties and responsibilities in accordance with the standards of care and prudence required under that law. To the extent permitted by law, including ERISA, the Company shall indemnify any director, officer or employee who is





                                      50.

held to be a fiduciary of the Plan against any liability or loss, including legal expenses, occurring by reason of any act or omission of such fiduciary. The Company may purchase insurance to cover any such fiduciary of the Plan for liability or losses, including legal expenses, occurring by reason of the act or omission of the fiduciary. Absent gross negligence or knowing and willful misconduct, persons acting for or on behalf of the Plan (including but not limited to, the Company, the PAC, the Board, members of the Committee, the Plan Administrator and the Trustee) shall not be subject to civil liability under any provision of State, County, or Local law pertaining to the conduct of fiduciaries or trustees or to the permissibility of their investments.

         10.11 CHANGES IN COMMITTEE DUTIES: The powers, duties, and responsibilities of the Committee may be changed by the Board only upon written consent of the Committee.

         10.12 TRUST FUND: All the funds of the Plan shall be held by the Trustee appointed from time to time by the Company, in one or more trusts under a Trust Agreement or Agreements approved or authorized by the Board for use in providing the benefits of the Plan.

         10.13 EXCLUSIVE BENEFIT OF PARTICIPANTS AND BENEFICIARIES: No part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries of the Plan (except however, contributions which may be returned to the Employer under Section 4.06).

         10.14 INVESTMENT MANAGER: The Committee may appoint one or more investment managers (collectively "Investment Manager") with authority and discretion to manage, acquire and dispose of all or any part of the assets of the Trust Fund. The Investment Manager shall execute a written agreement, in form and substance approved by the Committee, detailing the Investment Manager's responsibilities and specifying the Plan assets which the Investment Manager shall manage and control. The Investment Manager shall not have physical custody or control of any assets of the Plan, which shall be held by the Trustee. The Investment Manager shall be either: (a) a corporation or partnership registered as an investment adviser under the Investment Advisers Act of 1940; (b) a bank, as defined in that Act; or (c) an insurance company qualified to manage, acquire or dispose of any asset of an employee benefit pension plan under the laws of more than one state. The Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Plan.

         10.15 CONFLICTING/AMBIGUOUS PROVISIONS: If there is conflict between or ambiguity created by the provisions of this Article and those of Article 9 with respect to the allocation of powers and





                                      51.

duties among fiduciaries, and particularly with respect to the powers and duties of the Savings Committee vis a vis any other fiduciary, the provisions of this Article shall prevail unless or until such conflict or ambiguity is resolved or clarified by a Savings Committee delegation or allocation of powers and duties.





                                      52.

ARTICLE 11:  GENERAL PROVISIONS

         11.01 INALIENABILITY OF BENEFITS: Except as required under a Qualified Domestic Relations Order (as defined under Section 414(p) of the
Code) or other Federal Law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sales transfer, assignment, pledge, garnishment, encumbrance or change, and any attempt to do so shall be void. The Committee shall comply with such Order. However, the amount and form of benefits provided by the Plan shall not be altered by such Order.

         11.02 NO RIGHT TO EMPLOYMENT: Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any Employee the right to be retained in the employ of the Employer or as interfering with the rights of the Employer to discharge an Employee at any time.

         11.03 UNIFORM ADMINISTRATION: Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of highly compensated Participants or Participants whose principal duties consist of supervising the work of others.

         11.04 HEADINGS: The headings of the sections of this Plan are placed herein for convenience of reference and in the case of any conflict, the text of the Plan, rather than such headings, shall control.

         11.05 CONSTRUCTION: The Plan shall be construed, regulated and administered in accordance with the laws of the State of Connecticut except to the extent that such laws are superseded by ERISA. The Plan and the Trust shall be construed so as to qualify under Sections 401(a), 401(k), and 501(a) of the Code.

         11.06 UNCLAIMED DISTRIBUTIONS: If within five years after any distribution becomes due to a Participant or Beneficiary, the same shall not have been claimed, provided due care shall have been exercised in attempting to make such distribution, the amount thereof shall be treated as a forfeiture under Section 4.04 and applied to reduce future Employer contributions under the Plan; provided, however, that such Employer shall restore the amount so applied if and when the same shall be claimed by the Participant or Beneficiary entitled to receive it.

         11.07 DISTRIBUTIONS TO A LEGAL REPRESENTATIVE: If the Plan Administrator finds that a person entitled to a benefit is unable to care for his affairs because he is a minor or because of illness or accident, the Plan Administrator may direct that any benefits due him, unless claim shall have been made therefor by a duly appointed legal representative, shall be paid to the spouse, child,






                                      53.

or legal representative of such person. Any payments so made under the direction of the Plan Administrator shall be a complete discharge of the liabilities of the Plan therefor.

         11.08 EXPENSES: The Plan shall pay all costs and expenses incurred in administering the Plan, to the extent not paid by the Company. Direct charges and expenses arising out of the purchase or sale of securities or other assets and taxes levied on or measured by such transaction, may be charged against the Account(s) of the Participant(s) in the Investment Fund(s) for which the transaction took place. The Company shall provide for the allocation of any fees and expenses it has paid among the Employers.

         All funds deposited to the Trust Fund and all income earned by the Trust Fund shall be used for the exclusive benefit of the Plan Participants and for payment of the expenses of administering the Plan and the Trust Fund to the extent such expenses are not paid by the Employers, and for no other purpose. No portion of the Trust Fund shall revert to or become the property of the Company until all liabilities under the Trust Fund pursuant to the Plan are satisfied.

         11.09 SOURCE OF PAYMENT: Benefits under the Plan shall be payable only out of the Trust Fund. The Employers shall have no obligation, responsibility, or liability to make any direct payment of benefits under the Plan. Except as otherwise provided by law, including ERISA, neither the Employers nor the Trustee guarantee the Trust Fund against any loss or depreciation or guarantee the payment of any benefit hereinunder.

         11.10 PLAN SUBJECT TO TAX APPROVAL: The adoption of this instant Plan and the Trust incident hereto, as it applies to any Employer, is expressly subject to the condition that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Code and regulations issued thereunder with respect to employees' trusts.

         In the event of the failure of this instant Plan to receive such approval, it shall be of no effect with respect to such Employer.

         11.11 DISCONTINUANCE OF CONTRIBUTIONS: The Plan is voluntary on the part of the Employer and Local Unions. Although the Company does not anticipate terminating the Plan at any point in the foreseeable future, the Company, the Local Unions, and each other Employer that elects to participate in the Plan reserves the right, to terminate its participation in the Plan pursuant to Articles 11 and/or discontinue further contributions by Participants or the Employer to the Trustee.





                                      54.

ARTICLE 12:  SPECIAL PROVISIONS

         12.01 AMENDMENTS TO THE PLAN: Subject to agreement with the Local Unions, the Board reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries; and provided further, that no such amendment shall increase the duties of the Trustee without its consent thereto in writing. Except as may be required to conform with governmental regulations no such amendment shall adversely affect the rights of any Participant or Beneficiary with respect to contributions made on his behalf prior to the date of such amendment.

         12.02 MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS: The Plan shall not merge or consolidate with, or transfer its assets or liabilities to any other plan or entity unless each Participant could, if the surviving plan or entity then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

         12.03 TERMINATION, PARTIAL TERMINATION, OR DISCONTINUANCE OF
CONTRIBUTIONS: The Plan is maintained pursuant to collective bargaining agreements and the Company may terminate, or completely discontinue contributions under the Plan, and terminate the Trust Agreement and the trust hereinunder only pursuant to those agreements. Upon a complete or partial termination of the Plan, or complete discontinuance of contributions hereunder, the value of the Account of each Participant affected by such termination or discontinuance shall be fully vested, and payment of benefits shall be made to such participants or their Beneficiaries either upon such termination or upon the termination of employment of the respective Participants, at the discretion of the Committee, in the same manner as on termination of employment under
Section 7.06. In the case of a complete termination or a complete discontinuance of contributions to the Plan, any forfeitures not previously applied in accordance with Section 4.04 shall be credited ratably to the Accounts of all Participants in proportion to the amounts of Employer Contributions credited to their respective Company Contribution Account during the current calendar year or the prior calendar year if no Employer Contributions have been made during the current calendar year.

         12.04 WITHDRAWAL OF AN EMPLOYER: Subject to the requirement of ERISA and the Code, any one or more of the Employers (other than the Company) may terminate its participation in and withdraw from






                                      55.

the Plan by giving six months' advance notice in writing to the Company of its or their intention to withdraw, unless a shorter notice shall be agreed to by the Board.

         Upon such withdrawal, the Company shall Certify to the Trustee the equitable shares of such withdrawing Employers in the Trust Fund and the Trustee shall thereupon set aside such securities and/or property to such legal representatives as may be designated by such withdrawing Employer(s).

         The withdrawal of an Employer from the Plan shall not constitute a termination of the Plan as thereafter in effect for any other Employer that has not withdrawn.

         12.05 PROCEDURE: The termination, partial termination or amendment of this Plan may be effected by the adoption of a resolution by the Board to that effect, or by the execution of an instrument amending or terminating the Plan by the designee of the Board, to whom such authority to so act has been given by resolution of the Board. The authorization of the Board may be general and need not be given in contemplation of or with reference to specific terms of amendment or termination.





                                      56.

ARTICLE 13:  CLAIMS PROCEDURE

         13.01 SUBMISSION OF CLAIMS: Claims for benefits under the Plan shall be submitted in writing to the Committee or a person designated by the Committee for this purpose. Written notice of the disposition of a claim shall be furnished to the claimant within 30 days after the application therefor is filed. Such 30-day period may be extended (for an additional 90 days if the Committee determines that such an extension of time is necessary to process the claim and so advises the claimant in writing within 30 days after receipt of the claim).

         13.02 WRITTEN NOTICE OF DENIED CLAIM: The Committee shall provide adequate notice in writing to any person whose claim for benefits has been denied. Such notice shall set forth the specific reason or reasons for the denial and shall be written in a manner calculated to be understood by the recipient. Such notice shall also refer specifically to pertinent Plan provisions on which the denial is based; shall describe any additional material or information necessary for the claimant to perfect the claims; and shall explain why such material or information is necessary. Such notice shall also explain the Plan's claims review procedure.

         13.03 REVIEW OF DECISION DENYING CLAIM: If a claimant's claim has been denied in whole or in part, the claimant shall be advised in writing that he or his duly authorized representative may request a review by the Committee upon written application to the Plan Administrator. The claimant or his duly authorized representative shall request such review in writing not more than 90 days after receipt by the claimant of written notification of denial of a claim. Within 10 days after, or as part of, a timely request for review, the claimant may submit issues and comments in writing and may review pertinent documents.

         13.04 HEARING: Upon receipt of a timely request for review, the Committee may hold a hearing, or, in its discretion, appoint one or more of its members to hear the claimant's request and inquire into the merits of the matter. Such member(s) shall meet promptly with the claimant and/or his duly authorized representative and hear such arguments and/or examine such documents as the claimant or his representative shall present. The member(s) shall then report his (their) findings to the Committee orally or in writing.

         13.05 WRITTEN DECISION OF COMMITTEE: A decision of the Committee on review of a claim shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant. Such decision shall include specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made promptly and not later than 60 days after a request for review, unless special circumstances require an extension of time for processing





                                      57.

in which case the claimant shall be so advised in writing prior to the expiration of the initial 60-day period and decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review.





                                      58.

ARTICLE 14:  EXERCISE OF SHAREHOLDER'S RIGHTS

         14.01 VOTING RIGHTS: Each Participant shall be entitled to direct the trustee as to the manner in which the Shares of Company Stock allocated to his account are to be voted, the Trustee, through the Plan administrator, shall notify Participants of each occasion for the exercise of voting rights within a reasonable time prior to the date such rights are to be exercised but not less than thirty (30) days prior to such date, the notification shall include all information that the company distributes to other shareholders regarding the exercise of such rights. Not less than five (5) business days prior to the date on which such voting rights are to be exercised, each Participant wishing to exercise such rights shall inform the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the manner in which such voting rights are to be exercised. If a Participant does not direct the Trustee in whole or in part with respect to the exercise of voting rights attributable to Shares of Company Stock allocated to his accounts, the Trustee shall not exercise such voting rights. To the extent possible, the Trustee shall vote the combined fractional Shares of company stock allocated to the account balances of Participants to reflect the directions of the Participants to whom such fractional Shares of company Stock are allocated.

         Neither the Trustees nor the Plan Administrator nor the Committees may make any recommendation to the Participants regarding the manner of exercising any voting rights including whether or not such rights should be exercised.

         14.02 RIGHTS OTHER THAN VOTING RIGHTS: Each Participant shall be entitled to direct the trustee, in the form and manner prescribed by the Plan Administrator, with respect to the exercise of rights, other than voting rights, attributable to his interest in the Shares of Company Stock allocated to his Accounts.





                                      59.

         IN WITNESS WHEREOF, BOWATER INCORPORATED has caused this document to be executed by its duly authorized officers and its corporate seal to be affixed hereto this 31st day of December, 1994.


                                       BOWATER INCORPORATED



                                       By /s/ Ecton Manning
                                          ------------------------------
                                          Vice President General Counsel






                                      ii.

                                AMENDMENT NO. 1
                 TO THE BOWATER INCORPORATED CAROLINA DIVISION
                         HOURLY EMPLOYEES' SAVINGS PLAN


         The Bowater Incorporated Carolina Division Hourly Employees' Savings Plan, As Amended and Restated Effective January 1, 1989 (the "Plan") is hereby amended, effective January 1, 1996, by adding a new Article 15 which shall read as follows:

         ARTICLE 15:
                      CHANGE IN CONTROL PROVISIONS

                 15.01 In the event of a Change in Control, as hereinafter defined, the provisions of this Article 15 shall supersede any conflicting provisions in the Plan.

                 15.02    Anything in this Plan to the contrary
         notwithstanding, upon and following a Change in Control the Initial Company Contribution Account and the Matching Company Contribution Account of Participants in the Plan who are Employees of the Employer as of the date of Change in Control shall be 100% vested.

                 15.03    The following definitions apply for purposes of this
         Article 15:

                 (a) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed Schedule 13G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Schedule 13G for reporting of ownership.

                 (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                 (c) "Change in Control" of the Company shall be deemed to have occurred if:

                           (i)    any Person is or becomes an Acquiring Person;

                           (ii) less than two-thirds (2/3) of the total membership of the Board shall be Continuing Directors; or






                                      iii.

                          (iii) the shareholders of the Company shall approve a merger or consolidation of the Company or a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                 (d) "Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                  (e) "Person" shall mean any individual, corporation, partnership, group, association or other "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act.

                 15.04 This Article 15 of the Plan shall not be amended upon or following a Change in Control in any manner that might have the effect of reducing the Participants' Accounts under the Plan. Nothing in this Section 15.04 shall be construed to prohibit, prior to a Change in Control, any amendment to the Plan, including this Article 15, or any termination of the Plan pursuant to its terms.

         IN WITNESS WHEREOF, Bowater Incorporated has caused this amendment to be executed by its duly authorized officer on the 26th day of April, 1996.


                                         BOWATER INCORPORATED


                                         By:     /s/ Richard F. Frisch
                                             ------------------------------
                                                Richard F. Frisch
                                                Vice President - Human Resources





                                      iv.